Exhibit 4.14

STOCK PURCHASE AGREEMENT

Between

Asiasoft Global Pte. Ltd.,

Toh Kian Hong,

PC Holdings Pte Ltd

And

Top Image Systems Ltd. (“TIS”) or any of its subsidiaries at TIS’s sole discretion

Dated as of June 12, 2007

i

ii

iii

STOCK PURCHASE AGREEMENT

        THIS AGREEMENT is made as of June 12, 2007 by and among Mr. Alex Toh Kian Hong (Passport Number 7607980C of 30B Lorong H Telok Kurau Singapore 426019, Singapore (“Alex”) and PC Holdings Pte Ltd (Company Registration Number: 199903326Z) of 7 Temasek Boulevard # 27-01 Suntec City Tower 1, Singapore 038987 (“PC Holdings” or the “Seller”)(each of Alex and Seller shall be referred to herein as a “Shareholder” and jointly as “Shareholders”), Asiasoft Global Pte. Ltd. (Company Registration Number: 200424416M) (the “Company”) of 7 Temasek Boulevard # 27-01 Suntec City Tower 1, Singapore 038987, on the one part and Top Image Systems Ltd., a corporation organized under the laws of Israel with principal offices at 2 HaBarzel Street, Ramat HaChayal, Tel Aviv, Israel (“TIS”) or any subsidiary of TIS, at TIS’s sole discretion (“Buyer”) on the other part.

        WHEREAS, the Company is a limited liability company organized under the laws of Singapore, operating as a holding company, conducting business through a group of subsidiaries and affiliated companies (jointly the “Subsidiaries” and each entity shall be referred to herein as a “Subsidiary”).

        WHEREAS, the Company, directly or through the Subsidiaries, is engaged in the development, marketing and distribution of software solutions in the field of data management throughout the region of South East Asia (collectively, the “Business”);

        WHEREAS, PC Holdings is the sole owner, legally and beneficially, of 51% of the issued and outstanding share capital of the Company, all as more specifically detailed herein (the “PC Holdings Shares”);

        WHEREAS, Alex is the sole owner, legally and beneficially, of the remaining 49% of the issued and outstanding share capital of the Company, all as more specifically detailed herein (the “Alex Shares”);

        WHEREAS, PC Holdings Shares, together with Alex Shares constitute 100% of the issued and outstanding share capital of the Company; and

        WHEREAS, the parties desire that Buyer purchase the PC Holdings Shares, purchase the Assigned Debts (as defined below) and receive an option to purchase Alex Shares all as more fully provided herein;

        NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1 Certain Definitions. In addition to the other capitalized terms defined elsewhere in this Agreement, the following terms will, when used in this Agreement, have the following respective meanings:

        “Accountants” means E & Y.

        “Affiliate” means, with respect to any person, (a) the spouse or minor children of such person or (b) any person directly or indirectly controlling, controlled by, or under common control with, such person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term “control” means, with respect to any person, the possession, directly or indirectly, of the power to direct or cause the direction of management policies of such person, whether through the ownership of voting securities or by contract or otherwise. Without limiting the generality of the foregoing, when used with reference to the Company, “Affiliate” includes all Subsidiaries.

        “Agreement” means this Stock Purchase Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof, including all attachments and schedules hereto.

        “Alex Shares” means 49 ordinary shares of the Company, constituting 49% of the issued and outstanding share capital of the Company on a fully diluted basis, legally and beneficially owned by Alex.

        “Antitrust Laws” means and includes any and all laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

        “Assigned Debts” means all the debts owed to each of the Creditors by the Debtors, all as set forth in Schedule 3.2(c) hereto.

         “Books and Records” means books, ledgers, files (including personnel files), reports, operating records, accounting records (including underlying documents), price lists, correspondence and other forms of information relating in any manner to the business, operations or financial or statistical history of a person, whether in written, electronic or magnetic form.

         “Claim” means any pending (or to the Shareholders’ knowledge, threatened) contest, claim, demand, assessment, action, cause of action, complaint, litigation, proceeding, hearing or notice with respect to any of the foregoing involving any person (including any claims of any Governmental Entity).

        “Closing” means the consummation of all of the Transactions in accordance with Article VIII.

        “Closing Date” means the date on which the Closing occurs.

        “Closing Documents” means: (a) with respect to Seller, all agreements, documents and instruments, required to be delivered by Seller at Closing, as set forth in Section 8.2; and (b) with respect to Buyer, all agreements, documents and instruments, required to be delivered by Buyer at Closing, as set forth in Section 8.2.

        “Company Intellectual Property” means Intellectual Property listed in Schedule 4.12.

      “Creditors” means PC Holdings, PC Asia Nominees Limited, Adept Holdings

        “Dollar” and “dollars” and “$” means U.S. dollars;

      “Singapore Dollars”, “S$” means Singapore Dollars.

        “Hong Kong Dollars”, “HK$” means Hong Kong Dollars.

        “Debtors” means ACME Solutions Ltd, Asiasoft (S) Pte. Ltd. and Asiasoft System (China) Limited.

        “Employee” means each Person who, immediately prior to Closing, is employed in the Business, whether by the Company or a Subsidiary and is an active employee (with Employees on temporary leave for purposes of jury, national service/military duty or any other temporary leave required or permitted by Law being deemed to be active employees).

         “Encumbrances” means liens, charges, encumbrances, security interests, options or any other restrictions or third party rights.

        “Equity Securities” shall mean shares, options, preferred shares, warrants, and any other securities convertible into shares.

        “Final Financial Statements” means the Financial Statements as defined in Section 4.7(c).

        “Financial Statements” means the (a) balance sheet, (b) income statement, (c) cash flow statement, (d) statement of changes in shareholders’ equity, and (e) and the notes and schedules thereto, as applicable, as of the date and for the applicable period set forth therein, and consolidated with regard to the Company and the Subsidiaries.

         “Governmental Authorizations” means all licenses, permits, certificates and other authorizations and approvals of any Governmental Entity required under any applicable Law to carry on the Business as currently conducted in the ordinary course or required in order to consummate the transaction contemplated hereunder.

        “Governmental Entity” means any Israeli, Singapore, Hong Kong, Chinese or other local, state, national, federal or other government, including each of their respective branches, departments, agencies, courts, instrumentalities or other subdivisions.

        “Indemnified Losses” means Buyer Losses or Seller Losses, as the context requires.

        “Indemnified Party” means any of the Indemnified Parties under Article X.

        “Intellectual Property” means the following items of intangible and tangible property: (i) Patents, whether in the form of utility patents or design patents and all pending applications for such patents (including provisional applications) (“Patents”); (ii) Trademarks, trade names, service marks, designs, logos, trade dress, and trade styles, whether or not registered, and all pending applications for registration of the same (“Trademarks”); (iii) Copyrights, whether or not registered, and all pending applications for registration of the same (“Copyrights”); (iv) Know-how, inventions, research records, trade secrets, confidential information, product designs, engineering specifications and drawings, technical information, formulas, customer lists, supplier lists and market analyses (“Technical Information”); (v) Computer programs, including, without limitation, computer programs embodied in semiconductor chips (“Firmware”) or otherwise embodied, and related flow-charts, programmer notes, updates and data, whether in object or source code form (“Software”); and (vi) Semiconductor chip designs, whether or not registered as mask works or topographies (“Chip Designs”).

        “Law” means any applicable law, statute, ordinance, rule, regulation, code, order, judgment, injunction, decree or judicial or administrative doctrine that is promulgated or issued by any Governmental Entity in any of the jurisdictions in which the Company or any of its Subsidiaries is conducting business on the date of the signing hereof.

        “Liability” means any direct or indirect indebtedness, liability, contest, claim, demand, assessment, action, cause of action, complaint, litigation, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise.

        “Losses” means Liabilities, losses, charges, suits, proceedings, interest, penalties and reasonable costs and expenses associated therewith (including reasonable attorneys’ fees, litigation costs, fines, penalties and expenses of investigation), whether asserted by a party to this Agreement or by a third party, in each case net of any tax benefit or any insurance proceeds paid to or received by the Indemnified Party associated with such Loss; provided, that in no event shall the term “Losses” include any special, exemplary, incidental or consequential damages (including lost or anticipated revenues or profits relating to the same).

        “Material Adverse Effect” means an effect that is materially adverse to the business, assets, liabilities, properties, condition or results of operations of the Company and the Subsidiaries taken as a whole, other than changes, events or developments arising primarily out of or resulting primarily from: (i) announcement or pendency of the Transaction; (ii) any action taken by any party hereto required or permitted by the terms of the Transaction; or (iii) any changes in accounting requirements or principles or any changes in applicable laws, rules or regulations.

         “Option” means the right granted to the Buyer under the Option Agreement to purchase the Alex Shares.

        “PC Holdings Shares” means 51 ordinary shares of the Company, constituting 51% of the issued and outstanding share capital of the Company on a fully diluted basis, legally and beneficially owned by P.C. Holdings.

         “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization.

        “Securities” means the PC Holdings Shares and the Option to purchase the Alex Shares.

        “Signing Documents” means: (a) with respect to Seller, all agreements, documents and instruments, required to be delivered by Seller at Signing, as set forth in Section 3.2; and (b) with respect to Buyer, all agreements, documents and instruments, required to be delivered by Buyer at Signing, as set forth in Section 3.2.

         “Taxes” means all taxes levied or imposed by any Governmental Entity, including but not limited to income, payments to national or governmental insurance, healthcare, gross receipts, windfall profits, value added, severance, production, sales, use, license, excise, franchise, employment, environmental, real property, personal property, transfer, alternative minimum, estimated, withholding or other taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, whether or not disputed or contested.

        “Tax Returns” means all reports and returns required to be filed with respect to Taxes, including all attachments thereto.

         “To the knowledge” of a person means to that person’s knowledge after reasonable investigation.

        “Transaction” means, collectively, the purchase and sale of the Securities contemplated herein and the other transactions contemplated hereby.

         “U.S.” means the United States of America.

        “US GAAP” means generally accepted accounting principles, methods and practices set forth in the statements, opinions, pronouncements and interpretations of the Accounting Principles Board, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and the US Securities and Exchange Commission or of such other person as may be approved by a significant segment of the U.S. accounting profession, in each case as of the date or period at issue.

ARTICLE II

PURCHASE AND SALE

        Section 2.1 Purchase and Sale of Shares and receipt of the Option. On the terms and subject to the conditions set forth herein, at Closing, Seller will sell, convey, transfer, assign and deliver to Buyer all right, title and interest in and to the PC Holdings Shares and in the Assigned Debts and Buyer will purchase PC Holdings Shares and the Assigned Debts and pay the Purchase Price, thereby purchasing 51% of the issued and outstanding share capital of the Company and the Assigned Debts. In addition, at the Closing, the Buyer shall receive an Option to purchase Alex Shares under the terms and conditions set forth in the Option Agreement attached hereto as Schedule 2.1, and Alex and the Buyer shall execute such Option Agreement.

        Section 2.2 Purchase Price. In consideration for the purchase of the PC Holdings Shares and the Assigned Debts, Buyer will pay the Seller a purchase price equal to US$980,000 (nine hundred and eighty thousand US Dollars) (the “Purchase Price”). The Purchase Price will be paid as follows:

(a) the amount of US$735,000 will be paid to the Seller at the Closing by wire transfer of immediately available funds to the accounts designated in writing by Seller to Buyer prior to Closing.

    (b)        the amount of US$245,000 (“Deferred Payment”) will be paid by the Buyer to the Seller upon the conclusion of a 12 month period commencing at Closing (“Verification Period” and “Deferred Payment Date” accordingly), subject to the satisfaction on or prior to the Deferred Payment Date, of the cumulative conditions as detailed hereunder:

    (i)        At the Closing and during the Verification Period all the representations, warranties and statements included in this Agreement and the Schedules and exhibits thereto are will remain true, accurate and complete in all material respect, without omission of any material fact necessary for such statements to be accurate and not misleading and no discrepancy from any such representations, statements and warranties will have been discovered.

    (ii)        During the Verification Period, no Material Fact or information regarding the Company, any of the Subsidiaries, or their business which would reasonably be expected to have been disclosed to the Buyer in the course of the negotiations towards the signing of this Agreement would be discovered; A Material Fact shall mean a fact that might have a Material Adverse Effect or adversely to affect the Company’s ability to perform its obligations under this Agreement and to consummate the Transactions

    (iii)        During the Verification Period there will not be discovered any Material Change between any undertaking or liability contained in the latter of the Most Recent Financial Statements or the Management Interim Report, as the case may be, and such undertaking or liability as will appear in the Company’s Final Financial Statements. The term “Material Change” shall mean a difference of 10% or more in scope of the relevant liability provided however that such difference is not resulting solely from the adoption of the US GAAP set of accounting principles for such Financial Statements.

(iv) During the Verification Period no Indemnified Claims as defined in article 10.3 herein pursuant to Article X shall be discovered or filed.

    (c)        In the event any of the foregoing conditions is not satisfied by the Deferred Payment Date (“Condition Failure”), the Buyer shall have the right to suspend the payment of the Deferred Payment until such Condition Failure is cured by the Seller. If the Condition Failure is not cured by the Seller within 30 days (“Cure Period”) or is incapable of being cured, the parties shall assess the liability imposed on the Company or any Subsidiary arising out of such Condition Failure (“Agreed Liability”) and such Agreed Liability shall be offset against the Deferred Payment and the Purchase Price shall be adjusted accordingly. If the parties shall fail to reach an agreement regarding the Agreed Liability within 45 days following the Cure Period, the assessment of the liability imposed on the Company or any Subsidiary arising out of such Condition Failure shall be made by a final non-appealable resolution of the competent authority under section 11.8, 11.9 and 11.10 as applicable.

    (d)        In the event that as a result of any or all of the Condition Failures the Buyer incurs any Liability or suffers any Losses that in the aggregate exceed the Deferred Payment amount, then any amounts which have been offset by Buyer shall be deemed to be paid on account of such Liability or Losses and the Buyer shall be entitled to any right and remedy available to it under any law to recover such Liability or Losses in excess of the Deferred Payment.

    (e)        The right to receive Liability or Losses from the Deferred Payment shall be an additional remedy available to the Buyer with respect to any breach of any representation, warranty, covenant or other agreement in this Agreement in addition to any right or remedy available under any applicable Law.

ARTICLE III

SIGNING

        Section 3.1 Date and Place of Signing. Signing will take place at Singapore at a date and time to be agreed by the Seller and Buyer, but in no event later than June 13, 2007; (The date on which Signing occurs shall be referred to herein as the “Signing Date”). A condition precedent to the Signing is the completion, prior to the Signing Date, of the complete due diligence examination (legal, financial, business) of the Company and the Subsidiaries, to the satisfaction of Buyer in its sole discretion (“Due Diligence”).The Buyer may agree, at its sole discretion, to postpone the completion of the Due Diligence to the Closing Date, in which event, the completion of the Due Diligence to the Buyer’s full satisfaction shall be a condition precedent to the Closing.

        Section 3.2 Actions upon Signing At Signing, all the agreements and instruments listed below shall be duly signed and executed and delivered to the Buyer. The Buyer may agree, at its sole discretion, to postpone the execution of any of the following agreements and/or instruments to the Closing Date, in which event, the execution of the said agreements or instruments to the Buyer’s full satisfaction shall be a condition precedent to the Closing to which Section 8 below shall apply:

(a) The Option Agreement between the Buyer and Alex, attached hereto as Schedule 2.1.

    (b)        An Agreement in a form acceptable to the Buyer between Mr. Cecil Tai Kin Chung Passport Number S7607980C (“Cecil”), The Company and Blitz Technologies Limited, to the effect that Cecil will, as soon as practicable but in any event no later than the Closing Date , assign all of the debts of Blitz Technologies Limited owed to him as set forth in Schedule 3.2(b), to the Company with the result of the Company becoming the sole creditor of such debts.

    (c)        An Agreement in a form acceptable to the Buyer between the Creditors the Buyer and the Debtors, to the effect that the Creditors will, as soon as practicable but in any event no later than the Closing Date, assign the Assigned Debts to the Buyer with the result of the Buyer becoming the sole creditor of the Assigned Debts.

    (d)        An Agreement in a form acceptable to the Buyer between Cecil, The Company and Asiasoft Solutions (HK) Limited, to the effect that Cecil will, as soon as practicable but in any event no later than the Closing Date, transfer (i) all of the issued and outstanding share capital of Asiasoft Solutions (HK) Limited, held by him, to the Company with the result of the Company becoming the sole registered shareholder of Asiasoft Solutions (HK) Limited, and (ii)all of the issued and outstanding share capital of ACME Solutions Limited. held by him in trust for Asiasoft Solutions (HK) Limited, with the result of Asiasoft Solutions (HK) Limited., becoming the sole registered shareholder of ACME Solutions Limited.

    (e)        Resolution of the Board of Directors and the Shareholder Meeting of Asiasoft Solutions (HK) Limited approving the transfer of all of Asiasoft Solutions (HK) Limited’s holding in ACME Solutions Ltd. to the Company and the winding up of Asiasoft Solutions (HK) Limited;

    (f)        An Agreement in a form acceptable to the Buyer between Mrs. Chin Kuei Hsieh (“Mrs. Kuei Hsieh “), Hong Kong Passport Number R084453(4), the Company and Blitz Technologies Limited., to the effect that Mrs Kuei Hsieh will, as soon as practicable but in any event no later than the Closing Date, transfer all of the issued and outstanding share capital of Blitz Technologies Limited., held by her, to the Company with the result of the Company becoming the sole registered shareholder of Blitz Technologies Limited.

(g) Resolution of the Board of Directors and the Shareholder Meeting of Blitz Technologies Limited approving such Subsidiary’s winding up;

    (h)        An Agreement, in a form acceptable to the Buyer, between PC Asia Nominees Limited, The Company and Asiasoft System (China) Limited to the effect that PC Asia Nominees Limited will, as soon as practicable but in any event no later than the Closing Date, transfer all of the issued and outstanding share capital of Asiasoft System (China) Limited held by it in trust for the Company with the result of the Company becoming the sole registered shareholder of Asiasoft System (China) Limited.

    (i)        Resolution of the Board of Directors and the Shareholder Meeting of Asiasoft Systems (China) Limited approving the transfer of all of Asiasoft Systems (China) Limited’s holding in Shanghai Asiasoft Ltd. to the Company and the winding up of Asiasoft Systems (China) Limited;

    (j)        An Agreement in a form acceptable to the Buyer between Cecil, the Company and Asiasoft Solutions (GZ) Ltd. to the effect that Cecil will, as soon as practicable but in any event no later than the Closing Date, transfer all of the issued and outstanding share capital of Asiasoft Solutions (GZ) Ltd. held by him in trust and/or by ownership, to the Company with the result of the Company being the registered shareholder of Asiasoft Solutions (GZ) Ltd.

    (k)        An agreement in a form acceptable to the Buyer, between Asiasoft Systems (China) Ltd., Shanghai Asiasoft Ltd., and MingZhong (including all its successors in title), for the purchase by Asiasoft Systems (China) Ltd. of MingZhongs’s holdings (including holdings of all of its successors in title) in Shanghai Asiasoft Ltd., the termination of the Cooperative Contract between MingZhong ( including all its successors in title) and Shanghai Asiasoft Ltd. and the amendment of the Articles of Incorporation of Shanghai Asiasoft Ltd., accordingly.

    (l)        An agreement in a form acceptable to the Buyer, between Bizoft Technologies Co. Ltd. and Asiasoft Solutions (GZ) Limited in which Bizsoft Technologies Co. Ltd. shall transfer all of its Employees to Asiasoft Solutions(GZ) Limited.

(m) Employment agreement between the Company and Alex as attached hereto as Schedule 3.2(m).

(n) Employment agreement in a form acceptable to the Buyer, between the Asiasoft Solutions (GZ) Ltd. and Cecil.

    (o)        Duly executed Waiver and Release letters, substantially in the form annexed to this Agreement as Exhibit 3.2(o) signed by the Company and all Related Parties to the effect that, no Related Party are owed any amounts whatsoever by the Company or any Subsidiary, including but not limited to by way of dividends, salary, shareholders’ loan, consultancy fee, or director’s fees, and waiving and rescinding any and all amounts owed to them by the Company or any Subsidiary.

    (p)        No later than 7 days following the Signing, the Buyer will have received, to its full satisfaction, (i) the Management Interim Report together with a statement signed by Alex in his capacity as Chief Executive Officer of the Company that, to his best knowledge, the Management Interim Report fairly presents the financial condition of the Company and the Subsidiaries as of May 31, 2007, and the results of operation for the five (5) month period then ended; and (ii) a detailed account receivable report regarding the Company and the Subsidiaries updated and to and including all accounts receivable up and until May 31, 2007;.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF COMPANY AND THE SHAREHOLDERS

        As of the date hereof, the Company and the Shareholders make the following representations and warranties to Buyer; provided, however, that the representations and warranties made in Sections 4.1, 4.3, 4.4, 4.6(a), the information in Section 4.9, with respect to the Shareholders and any portion of Section 4.27 that relates to any of the foregoing are made by each of the Seller, Alex and the Company severally, as to himself or itself, and not jointly as to any other party.

        Section 4.1 Power and Authority of the Company and the Shareholders. Each party that is a corporation, and each of the Subsidiaries is duly organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its incorporation. Each of Alex, Seller and the Company has full power and authority to execute and deliver this Agreement, each Signing Document and each Closing Document to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by each of Alex, Seller and the Company of this Agreement will have been duly and validly authorized by all necessary corporate action on the part of that party, and no additional corporate authorization or consent is or will be required in connection therewith.

        Section 4.2 Approvals. No consent, approval, waiver, authorization or novation is required to be obtained by the Company any Subsidiary or any Shareholder and no notice or filing is required to be given by the Company, any Subsidiary or any Shareholder, to any Governmental Entity or other entity or person in connection with the execution, delivery and performance by such Shareholder or the Company of this Agreement and each Closing Document to which such Shareholder or the Company is a party.

        Section 4.2A Waiver and Consents. Alex and the Shareholders hereby consent to the transactions contemplated hereunder and under the Option Agreement, and hereby waive and rescind any and all rights and privileges (such as right of first refusal, preemptive right etc’) they have or may have under any agreement and/or the Company’s articles of association and/or otherwise in connection with the execution of the transactions hereunder.

        Section 4.3 Non-Contravention. The execution, delivery and performance by each Shareholder or the Company of this Agreement and each Signing Document and Closing Document to which it is a party, the performance of the Company or any Subsidiary hereunder, and the consummation of the Transaction, do not and will not: (a) violate any provision of the memorandum or articles of association, bylaws or other organizational documents of that Shareholder , the Company or any Subsidiary; (b) conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of the any of the Shareholder, the Company or any Subsidiary under any agreement, contract, lease, sublease, arrangement, commitment or license to which any of the Shareholders, the Company or any Subsidiary is a party; or (c) violate or result in a breach of or constitute a default under any Law or other restriction of any Governmental Entity to which the Sellers, the Company or any Subsidiary is subject.

        Section 4.4 Binding Effect. This Agreement and each Signing Document and Closing Document, when executed and delivered by a Shareholder and the Company, will constitute valid and legally binding obligations of that Shareholder and the Company, enforceable against that Shareholder and the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and general equity principles.

        Section 4.5 Organization and Capitalization of the Company.

    (a)        The Company is a limited company duly organized and validly existing under the Laws of Singapore. The Company has all requisite corporate power and authority to own, lease, operate and transfer its assets, and to carry on the Business as now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where its ownership or operation of assets or its conduct of the Business requires such qualification, which jurisdictions are listed on Schedule 4.5(a) 1. Schedule 4.5(a)2 contains a full list of all equity interest including shares and options held by the Company (“Equity Interest”) together with a detailed capital structure of each and every entity in which the Company holds such Equity Interest shares or other equity interest in any corporation (companies listed in Schedule 4.5(a)2 shall be referred herein as “Subsidiaries”).

    (b)        Each Subsidiary is duly organized and validly existing under the Laws of the jurisdiction of its organization. Each Subsidiary has all requisite corporate power and authority to own, lease, operate and transfer its assets, and to carry on the Business it conducts as now being conducted. Each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where its ownership or operation of assets or the conduct of its business requires such qualification, which jurisdictions are listed on Schedule 4.5(b)

    (c)        The total issued capital stock of the Company consists of 100 ordinary shares. Except as expressly set forth herein there are no preemptive or other outstanding rights, options, warrants, conversion rights or agreements or commitments under which the Company is obligated to issue or sell any Equity Securities or any securities or obligations convertible into or exchangeable for, or giving any person a right to subscribe for or acquire from the Company, any Equity Securities.

    (d)        There are no preemptive or other outstanding rights, options, warrants, conversion rights or agreements or commitments under which, to Shareholders’ knowledge, any other person is obligated to sell Equity Securities or any securities or obligations convertible into or exchangeable for, or giving any person a right to subscribe for or acquire any Equity Securities and to Shareholders’ knowledge, no securities or obligations evidencing such rights are outstanding.

    (e)        The Company and the Shareholders have heretofore provided or otherwise made available to Buyer true, correct and complete copies of the Memorandum of Association, articles of association (including all amendments to date), register of shareholders, and copies of all minutes and resolutions of all meetings of the Board of Directors, of any committee thereof and of the general meeting of the Company and the Subsidiaries.

(f) Schedule 4.5(f) states the names and titles of each officer and the name of each director of (i) the Company and of (ii) each Subsidiary (as to each, an “Officer” or “Director”, respectively).

        Section 4.6 Title Matters.

    (a)        Each Shareholder has good and marketable title, free of all Encumbrances, except for restrictions under applicable securities Laws and the Buyer acquires hereunder good and marketable title, free of all Encumbrances in such Securities.

    (b)        The Company and/or the Subsidiaries have, free and clear of all Encumbrances good and marketable title to, or the right to use, all tangible property (including real property) used, or owned or leased and useful in, the Business or its products or services.

        Section 4.7 Financial Statements.

    (a)        A copy of the Company’s signed unaudited consolidated Financial Statements as at December 31, 2006 and for the fiscal year then ended as presented during the financial due diligence to the Buyer is attached as Schedule 4.7(a) hereto (the “Most Recent Financial Statements”). The Most Recent Financial Statements have been prepared in accordance with Singapore Accounting Standards, and present fairly the financial condition of the Company and its Subsidiaries as of such date and the results of operations for the fiscal year then ended. The Most Recent Financial Statements were not affected by any extraordinary or non recurring item except as specified therein.

    (b)        A copy of the Company’s signed unaudited consolidated Financial Statements as at May 31, 2007 and for the four months then ended is attached as Schedule 4.7(b) hereto (the “Management Interim Report”). The Management Interim Report have been prepared in accordance with Singapore Accounting Standards, and present fairly the financial condition of the Company and its Subsidiaries as of such date and the results of operations for the four months then ended. The Management Interim Report was not affected by any extraordinary or non recurring item except as specified therein.

(c) After Closing the Buyer shall prepare the following Financial Statements (jointly the “Final Financial Statements”):

    (i)        The Company’s audited consolidated Financial Statements as at December 31, and 2006 and for the fiscal year then ended. The said Financial Statements shall be prepared in accordance with US GAAP, and present fairly the financial condition of the Company and its Subsidiaries as of such date and the results of operations for the fiscal years then ended.

    (ii)        the Company’s reviewed Financial Statements as at June 30 2007, and for the six months then ended. The said Financial Statements shall be prepared in accordance with US GAAP, and present fairly the financial condition of the Company and its Subsidiaries as of such date and the results of operations for the six months then ended.

    (d)        All proper and necessary books of account and accounting records have been maintained by the Company, are in its possession and contain accurate information, and have been kept in a manner that enables the Company to prepare its Financial Statements in accordance with Singapore accounting Standards.

    (e)        Except as set forth in the Most Recent Financial Statements and the Management Interim Report, the Company has no liabilities or obligations of any type or nature whatsoever, whether due or to become due or whether actual, contingent or otherwise, other than liabilities and obligations reflected on the Most Recent Financial Statements and the Management Interim Report or with respect to liabilities or obligations incurred or assumed by the Company subsequent to January 1, 2007.

        Section 4.8 Compliance With Laws. The Business has been and is being conducted in compliance in all material respects with all Laws, and the Business has all material Governmental Authorizations necessary for the conduct of the Business as currently conducted.

        Section 4.9 Litigation and Claims. There is no civil, criminal or administrative Claim pending, or to Company’s and Shareholder’ knowledge, investigation pending or threatened by, on behalf of or against any Shareholder, the Company or any of its Subsidiaries with respect to or relating to the Company or any Subsidiary or any of their respective assets; and neither the Company nor any Subsidiary is subject to any order, writ, judgment, award, injunction or decree of any Governmental Entity of competent jurisdiction or any arbitrator.

        Section 4.10 Tangible Assets.

    (a)       The Most Recent Financial Statements contain a true, correct and complete description of: (i) all material equipment, computer equipment and hardware, furniture, fixtures, vehicles, machinery, apparatus, media, tools, appliances, implements, supplies and other tangible personal property which are in a good state of repair and condition, ordinary wear and tear excepted, which is needed for the conduct of the Business.

    (b)       The Most Recent Financial Statements contain a true, correct and complete description, by category and volume level as of December 31, 2006, of all of the Business’ inventories of (i) Products, (ii)  computer program code (in all media) and materials, and (iii) program documentation, including user materials. All of such inventories have been costed and valued and presented in the Most Recent Financial Statements. All of such inventories of Products, materials, stores and supplies are usable for their intended purpose.

        Section 4.11 Premises Each of the premises of the Company and the Subsidiaries conforms to and complies in all material respects with all covenants, conditions, restrictions, reservations, land use, zoning, health, fire, water and building codes and other similar Laws, and no such Laws prohibit or limit or condition the use or operation of such premises as currently used and operated. To Shareholders’ knowledge, there is no pending, contemplated, threatened or anticipated change in the zoning classification of any of such premises.

        Section 4.12 Intellectual Property and Other Intangible Assets

    (a)        The Intellectual Property (as defined below) of the Company or any Subsidiary is listed in Schedule 4.12 attached hereto. The Company and any Subsidiary own and have developed, or have obtained the right to use, free and clear of all liens, claims and restrictions, all patents, trademarks, service marks, trade names and copyrights, and applications, licenses and rights with respect to the foregoing, and all trade secrets, including know-how, inventions, designs, processes, works of authorship, computer programs and technical data and information (collectively herein “Intellectual Property”) used and sufficient for use in the conduct of its business as now conducted and as currently proposed to be conducted, without infringing upon or violating any right, lien, or claim of others, including without limitation the Shareholders or past and present Employees and employers of the Company or any Subsidiary. Neither the Company nor any Subsidiary is obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business as now conducted or as proposed to be conducted or otherwise.

    (b)        To the best knowledge of the Company and the Shareholders, after diligent inquiry, the Intellectual Property detailed in Schedule 4.12 does not infringe upon or violate any right, lien, or claim of others, including without limitation the Shareholders or past and present Employees and members of the Shareholders or the Company.

    (c)        Except in connection with “off-the-shelf-products”, neither the Company nor any Subsidiary is obligated or under any liability whatsoever to make any material payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of the Business.

    (d)        Any and all Intellectual Property of any kind which has been developed, or is currently being developed by any Employee or consultant of the Company or any Subsidiary shall be the property solely of the Company or such Subsidiary, as the case may be.

    (e)        The Company and the Subsidiaries have taken security measures to protect the secrecy and confidentiality of all the Intellectual Property detailed on Schedule 4.12, which measures are reasonable and customary in the industry in which the Company or the Subsidiaries operate.

    (f)        The Shareholders and each of the Company’s or any Subsidiary’s’ Employees and consultants have entered (or will before the Closing enter) into written agreements with the Company or the relevant Subsidiary, as applicable, assigning to the Company or the relevant Subsidiary all rights in Intellectual Property set forth in Schedule 4.12 developed in the course of their employment by, or provision of services to, the Company or the relevant Subsidiary and each of the Company’s and the relevant Subsidiary’s Employees and other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed the Intellectual Property set forth in Schedule 4.12, or who has knowledge of or access to information about the Intellectual Property set forth in Schedule 4.12, including (without limitation) the Shareholders have entered into a written non-disclosure or intellectual property assignment agreement with the Company or with any Subsidiary, as the case may be. True and correct copies of all such assignments have been provided to the Buyer.

    (g)        The Company has not received any communications alleging that the Company or any Subsidiary has violated or by conducting the Business, would violate, any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

    (h)        Neither the Shareholders nor, to the best knowledge of the Company and the Shareholders, any of the Company’s or of any of the Subsidiary’s Employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of the Shareholders’ or such Employee’s best efforts to promote the interests of the Company or any Subsidiary pursuant to such Shareholder or such Employee’s employment agreement, as the case may be, or that would conflict with the Company’s or any Subsidiary’s Business.

    (i)        Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s or any of the Subsidiary’s Business by the Employees of the Company or of any of the Subsidiaries, as the case may be, nor the conduct of the Company’s or any Subsidiary’s Business, will, to the knowledge of the Company and the Shareholders (which knowledge qualification shall not apply to the extent that this representation relates to such Shareholder) conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which either such Shareholder or any of such Employees is now obligated.

    (j)        It is not currently and the Company does not at this time have any knowledge that would indicate that it will become, necessary to utilize any inventions of any of the Shareholders or the Company’s or any Subsidiary’s Employees (or people the Company or any Subsidiary currently intend to hire) made prior to their employment by the Company or the relevant Subsidiary and which were not made on behalf of the Company or the relevant Subsidiary. For the removal of doubt, by executing this Agreement, each Shareholder, and each person signing on behalf of the Shareholder, confirms and approves that any and all developments or other activities made in connection with the Intellectual Property by each of such persons prior to the incorporation of the Company or the relevant Subsidiary or such individual employment with the Company, was made for the benefit of the Company.

        Section 4.13 Major Vendors and Customers. Schedule 4.13 lists each licensor, developer, remarketer, distributor and supplier of property or services to, and each licensee, end-user or customer of, the Company or any Subsidiary to whom the Company or any Subsidiary paid or billed in the aggregate $50,000 or more during either 2006 or from January 1st2007 till the date hereof, together with, in each case, the amount paid or billed during such period. Neither the Company, any Subsidiary nor, to Sellers’ knowledge, any Employee of the Company or any Subsidiary, has been informed by a third party that the consummation of the Transaction would result in the loss of any significant customer, potential customer or vendor of the Business.

        Section 4.14 The Company Contracts.

(a) (a) The term ” Company Contracts” means the following:

(i) all Licenses as listed on Schedule 4.14(a)(i) (the “Licenses”);

    (ii)        all Major Software Contracts as listed on Schedule 4.14(a)(ii) (the “Software Contracts”). The term Major Software Contract shall mean a contract according to which any of the Company or any Subsidiary (each, an “Entity”) paid, may pay or collected or may collect in the aggregate 5% or more of such Entity’s turnover during either 2006 or from January 1st 2007 till the date hereof;

    (iii)        all Major Maintenance Contracts as listed on Schedule 4.14(a)(iii) (the “Maintenance Contracts ”). The term Major Maintenance Contract shall mean a maintenance contract according to which any Entity paid, may pay or collected or may collect in the aggregate 5% or more of such Entity’s turnover during either 2006 or from January 1st 2007 till the date hereof;

(iv) all leases and subleases of real property premises, as listed on Schedule 4.14(a)(iv) (the “Leases”);

(v) all unfilled sales orders (including all backlog) of the Business, as of the date hereof, as listed on Schedule 4.14(a)(v);

(vi) all distribution agreements and re-sale agreements to which the Company or a Subsidiary is a party and which are in effect as of the date hereof;

    (vii)        all joint ventures or other contracts or commitments providing for payments based in any manner on the revenues or profits of the Company, a Subsidiary or the Business, which are in effect as of the date hereof.

    (b)        The Company and the Shareholders have made available to Buyer true and complete copies of each Company Contract that is in written form, and true and complete written summaries of each Company Contract that is oral.

    (c)        There are no other agreements, contracts, subcontracts, leases and subleases of personal property, arrangements, commitments, licenses and sublicenses to which the Company or a Subsidiary is a party as of the date hereof, and which is in effect as of the date hereof, pursuant to which the Company or a Subsidiary is obligated to make payments or entitled to receive payments, in excess of $50,000, whether written or oral.

    (d)        Each of the Company Contracts constitutes the valid and legally binding obligation of the Company or a Subsidiary and, to Shareholders’ knowledge, of the other parties thereto, and is enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally and equitable principles limiting the availability of equitable remedies.

    (e)        Each of the Company Contracts (as the same may be amended, restated, supplemented or otherwise modified by any other Company Contract, and when taken together with any other Company Contract covering the subject thereof) constitutes the entire agreement of the respective parties thereto relating to the subject matter thereof.

    (f)        No act or omission has occurred or failed to occur that has not been either cured or waived which, with the giving of notice, the lapse of time or both would (i) constitute a default under any of the Company Contracts by the Company or any Subsidiary or, to Sellers’ knowledge, the other party thereto, or (ii) permit termination, modification or acceleration thereunder by the Company or any Subsidiary or, to Sellers’ knowledge, the other party thereto, and each of the Company Contracts is in full force and effect.

(g) None of the Company Contracts requires consent or waiver in connection with consummation of the Transaction.

With respect to each Lease: (i) to Sellers’ knowledge, there are no material disputes or oral agreements between the parties thereto; and (ii) the Company will have the right to continue to occupy the leased premises following the Closing without incurring a payment of any additional amount to the landlord thereof solely as a result of the Closing of the Transactions.

        Section 4.15 Warranties. All Products sold by the Business on or before the date hereof with respect to which written warranties are still in effect have been in conformity with such written warranties and commitments and express and implied warranties as of the date hereof of the Company or any Subsidiary, as the case may be. As of the date hereof, there is no Claim for replacement of such Products or other damages pursuant to such warranty. No Product sold by the Company or any Subsidiary, as the case may be, is subject to any contractual guaranty, warranty or other indemnity beyond those provided to the Buyer in the course of the Due Diligence.

        Section 4.16 Accounts Receivable. All of the consolidated accounts receivable (including the accounts, obligations, contracts and instruments underlying the same) of the Company as of April 30, 2007 are set forth in Schedule 4.16. All such account receivable, net of the reserve for doubtful accounts reflected on the Most Recent Financial Statements, are good and collectible at their respective full amounts; provided, however, that the foregoing is not a representation, warranty or guarantee that such accounts receivable will, in fact, be collected.

        Section 4.17 Tax Matters.

    (a)        Except as set forth on Schedule 4.17(a), all Tax Returns, if any, required to be filed by the Company or any Subsidiary on or before the date of the signature of this Agreement, have been filed with the appropriate governmental agencies and taxing authorities with which such reports are required to be filed and such Tax Returns are true and accurate and all Tax liabilities based on such Tax Returns have been paid by the Company or the applicable Subsidiary in a full and timely fashion (after giving effect to any extensions to which the Company has been granted or to which it is entitled by law) or the Company has properly accrued, on the Most Recent Financial Statements, a provision for the payment of all Taxes due or claimed to be due for which the Company or such Subsidiary otherwise is or may be liable. Neither the Company nor any Subsidiary has exercised a waiver which is still in effect extending the statute of limitations for any year for any Taxes.

    (b)        The Company, and each Subsidiary, has complied with all Laws relating to the payment and withholding of Taxes and has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Employee, independent contractor or other person;

(c) Neither the Company nor any Subsidiary is bound by any agreement (either with any person or any taxing authority) with respect to Taxes.

    (d)        No audit or other administrative or court proceedings are pending with respect to Taxes of the Company or any of its Subsidiaries and no written notice thereof has been received; and no issue has been raised by any taxing authority in any presently pending or prior audit that would reasonably be expected to generate a material liability for the Company.

    (e)        No Claim has been made by a taxing authority that is still pending in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation in that jurisdiction.

(f) No Claim has been made by a Taxing authority in a jurisdiction where any Subsidiary does not file Tax returns that such Subsidiary is or may be subject to taxation in that jurisdiction.

(g) The Seller, to the exclusion of Buyer, is responsible for any Taxes incurred by the Company arising from the Transaction itself.

        Section 4.18 Employment Matters.

    (a)        Neither the Company nor any Subsidiary is a party to or bound by any (i) collective bargaining agreements or other contracts or commitments to or with any labor unions or other Employee representatives, groups of Employees, works councils or the like, or (ii) any employment contracts or other contracts, agreements or commitments to or with individual current or former Employees, consultants or agents that are still in effect, whether written or oral.

    (b)        (i) During the three-year period preceding the date hereof, neither the Company nor any Subsidiary has experienced any strikes, slowdowns or similar action by its Employees; (ii) neither the Company nor any Subsidiary has any knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to the Employees of the Company or any Subsidiary; (iii) there are no Claims currently pending or, to Shareholders’ knowledge, threatened, against the Company or any Subsidiary alleging the violation of any Laws relating to employment, equal employment opportunity, nondiscrimination, wages, hours, benefits, collective bargaining, payments to the National Insurance Institute, or any other Claim whatsoever, whether based in tort, contract or Law, arising out of or relating in any way to a person’s employment (actual or alleged), application for employment or termination of employment with the Company or any Subsidiary; and (iv) each Employee is signed on a standard employment contract in the form that has been provided to Buyer.

        Section 4.19 Benefits Arrangements.

    (a)        There are no (i) Employee benefit plans that are in effect as of the date hereof and which the Company or any of its Subsidiaries sponsors, maintains, or to which contributions are made, or for which obligations are incurred, for the benefit of Employees of the Company or any of its Subsidiaries; and (ii) any Employee benefit plans or indebtednesses that are not in effect as of the date hereof and which in the past the Company or any of its Subsidiaries has sponsored, maintained, or to which contributions were made, or for which obligations were incurred, for the benefit of Employees of the Company or any of its Subsidiaries, and with respect for which there is as of the date hereof any unpaid material liability; including any profit-sharing, deferred compensation, bonus, share option, share purchase, pension, retainer, consulting, retirement, social security, severance, welfare or incentive plan, agreement or arrangement, or any other social benefit indebtednesses including payment for extra hours. The plans, agreements and arrangements described in this Section 4.19 are collectively referred to as “Benefit Arrangements.” Other than immaterial amounts, all contributions (including all employer contributions and Employee salary reduction contributions) that are due have been paid or accrued to each Benefit Arrangement.

    (b)        The provision made for severance pay that may be owing the Company’s or any of its Subsidiaries’ Employees in the Most Recent Financial Statements is adequate to cover the amount that would have been owing them had they all become entitled to severance pay on the date of the Most Recent Financial Statements.

    (c)        No person who provides services to the Company or any of its Subsidiaries as a consultant or independent contractor would reasonably be expected to be classified as an Employee by the applicable Governmental Entity for purposes of applicable labor laws.

    (d)        The consummation of the Transaction will not in and of itself entitle any person to severance pay, and will not accelerate the time of payment or vesting, or increase the amount of compensation due to any person, including under any Benefits Arrangement.

        Section 4.20 Environmental Matters. The Company and each Subsidiary has complied in all material respects with all Environmental Laws, and no Claim or, to Shareholders’ knowledge, investigation has been filed or commenced against the Company or any of its Subsidiaries alleging such failure, nor to Sellers’ knowledge, is there any valid basis for such a Claim.

        Section 4.21 Insurance. The Company and Subsidiaries hold all insurance policies covering the ownership and operations of the Company or any Subsidiary, or any of the Company’s or any Subsidiary’s assets, reflecting the identity of insurers and amounts and types of coverage. Such insurance provides coverage for such risks and in such amounts as are reasonable and customary for businesses and assets of the same nature and size as the Company’s or the Subsidiary, as the case may be. All of such policies, or similar replacement policies, will be until Closing in full force and effect with no premium arrearages, and no notice of termination or non-payment has been received with respect to such policies.

        Section 4.22 Related-party Transactions. Except as detailed in Sections 3.2(b) and 3.2(c) Neither the Company nor any Subsidiary is a party to any contract, agreement, license, lease or arrangement with, or any other commitment to, directly or indirectly: (a) any shareholder, director or other officer or salaried Employee of the Company or any Subsidiary, or any Affiliate thereof (“Related Party”, “Related Parties”); or (b) to Shareholders’ knowledge, any person in which any such shareholder, director, officer, salaried Employee or Affiliate has a material equity or participating interest.

        Section 4.23 Access. The Company and the Shareholders (i) have permitted Buyer and its representatives to have access to the Books and Records of the Company and each Subsidiary, to the Company’s and each Subsidiary’s Employees and to the locations at which the Business is conducted or at which such Books and Records are located, and (ii) the Company has furnished or otherwise made available to Buyer all financial and operating data and other information that is available with respect to the Company or any Subsidiary as Buyer reasonably requested, and (iii) has caused its Employees, counsel, independent accountants and financial advisors to cooperate with Buyer in its investigation of the Business. The Company has given Buyer full, complete and unrestricted access to the premises, technical information, software, books, records, Employees, counsel, accountants and advisors of the Business.

        Section 4.24 Finders’Fees. There is no investment banker, broker, finder or other intermediary who (i) has been retained by or is authorized to act on behalf of Sellers, the Company or any Subsidiary and (ii) who is entitled to any fee or commission from the Company or any Subsidiary in connection with the Transaction except pursuant to an agreement between such person and the Buyer or the Buyer’s Affiliate.

        Section 4.25 Subsequent Changes. Except as set forth in the Most Recent Financial Statements, since December 31, 2006 (i) the Company and each Subsidiary has been operated in the ordinary course of business, and (ii) there has not been:

    (a)        any material adverse change in the assets, liabilities, condition (financial or otherwise), business or operations of the Company or any Subsidiary from that reflected in the Most Recent Financial Statements;

(b) any damage, destruction or loss, whether or not covered by insurance;

    (c)        any waiver by the Company or any Subsidiary of a right material to the condition (financial or otherwise) or the business of the Company and its Subsidiaries taken as a whole or operations and activities of the Company and its Subsidiaries taken as a whole;

(d) any material change or amendment to a material contract or arrangement by or under which the Company or any Subsidiary or any of their respective assets or properties is bound or subject;

    (e)        any rescission, cancellation, settlement, modification or other compromise of any accounts receivable, any indebtedness due thereunder or any guarantee or repurchase obligation related thereto, other than in the ordinary course;

(f) any material change in any compensation arrangement or agreement with any Employee of the Company or any of its Subsidiaries;

(g) any loans made by the Company or any Subsidiary to their respective Employees, officers or directors other than travel related advances made in the ordinary course of business;

    (h)        any agreement to guarantee the performance or indebtedness of any third-party or to provide indemnification to any third-party, except for a guarantee or indemnification made in the ordinary course or the guarantee or indemnification made by the Company for the benefit of, or on behalf of, a Subsidiary;

    (i)        any sale, transfer or lease of, nor the assumption or imposition nor the satisfaction, discharge or settlement of any mortgage, pledge, lien, encumbrance or hypothecation on or over or from, any of the Company’s or any Subsidiary’s assets, properties or business, except in the ordinary course of the business of the Company or each Subsidiary;

(j) any change in the accounting methods or accounting principles or practices employed by the Company or any of its Subsidiaries, except as required by Law or US GAAP; nor

(k) any other event or condition of any character that would reasonably be expected to have a Material Adverse Effect.

        Section 4.26 Research and Development Grant

The Company and/or any Subsidiary has received research and development grants as set forth in Schedule 4.26, under terms and conditions detailed in each grant certificate (“Grant Certificate”). The Company, and each relevant Subsidiary is in full compliance with all of the provisions of any Grant Certificate, and of any applicable Law, and has not received any notice alleging any violation of any Grant Certificate or such Law. The Company, and each relevant Subsidiary, is in full compliance with its obligations under any Grant Certificate including, but not limited to, its reporting undertakings and has received all requisite approvals of the grantor to this Agreement and to the effect that the transaction contemplated hereunder shall not affect the rights and obligations of the Company and each Subsidiary under any Grant Certificate. To date, the Company and each relevant Subsidiary, has made all payment required by it according to the Grant Certificate.

        Section 4.27 Disclosure. The provisions of this Agreement and the Schedules with respect to the Company or any Subsidiary do not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made herein and therein not misleading. To Shareholders’ knowledge, there is no material fact or information regarding the activities of the Company or any of its Subsidiaries which has not been disclosed and which would reasonably be expected to have a Material Adverse Effect or reasonably could adversely affect the Company’s ability to perform its obligations under this Agreement and to consummate the Transactions.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

        As of the date hereof, Buyer represent and warrant to the Shareholders as follows:

        Section 5.1 Power and Authority of Buyer.

Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Israel. Buyer has full corporate power and authority to execute and deliver this Agreement and each Closing Document to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of this Agreement and each Closing Document to which it is a party have been duly and validly authorized by all necessary corporate action on the part of Buyer, and no additional corporate authorization or consent is required in connection therewith.

        Section 5.2 Approvals. No consent, approval, waiver, authorization or novation is required to be obtained by Buyer from, and no notice or filing is required to be given by Buyer to, any Governmental Entity or other person in connection with the execution, delivery and performance by Buyer of this Agreement and each Closing Document to which either of them is a party.

        Section 5.3 Non-Contravention. The execution, delivery and performance by Buyer of this Agreement and each Closing Document to which it is a party, and the consummation of the Transaction, do not and will not: (a) violate any provision of the articles of incorporation, bylaws or other organizational documents of Buyer; (b) conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of Buyer under, any agreement, contract, lease, sublease, arrangement, commitment or license to which Buyer is a party; or (c) violate or result in a breach of or constitute a default under any Law, judgment, injunction, order, decree or other restriction of any Governmental Entity to which Buyer is subject.

        Section 5.4 Binding Effect.

This Agreement and each Closing Document, when executed and delivered by Buyer, will constitute valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

        Section 5.5 Finders’Fees. There is no investment banker, broker, finder or other intermediary who (i) has been retained by or is authorized to act on behalf of Buyer or any Affiliate of Buyer and (ii) who might be entitled to any fee or commission from Shareholders or any Affiliate of Shareholders in connection with the Transaction.

ARTICLE VI

COVENANTS

        Section 6.1 Access. During the period from the date hereof to Closing, Shareholders will cause the Company to (i) permit Buyer and its representatives to have reasonable access, at reasonable times, upon reasonable advance notice, to the Books and Records of the Company, to the Employees, consultants, agents and other personnel of the Company, and to the locations at which the Business is conducted or at which any Books and Records are located, (ii) furnish or otherwise make available to Buyer any financial and operating data and other information that is available with respect to the Company as Buyer from time to time may reasonably request, and (iii) cause its Employees, counsel, independent accountants and financial advisors to reasonably cooperate with Buyer in its investigation of the Company

        Section 6.2 Conduct of Business. During the period from the date hereof to Closing, the Shareholders will cause the Company and its Subsidiaries to conduct the Business only in the ordinary course and to use its commercially reasonable efforts to maintain and preserve intact its business organization, advantageous business relationships and retain the services of its Employees, and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with it. Without limiting the generality of the foregoing, except as expressly provided in this Agreement or as otherwise agreed by the parties in writing, from the date hereof to Closing, either of the Shareholders will neither cause the Company nor any of its Subsidiaries, nor permit them, without the prior written consent of Buyer, to:

(a) amend or propose to amend its articles of association;

    (b)        authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of any class or any other securities or equity equivalents of the Company (except for the issuance of shares as a result of the exercise or conversion of any warrants, options or other convertible securities outstanding as of the date hereof; provided that  notice of such issuance is given to Buyer within three business days thereafter), or amend any of the terms of any such securities or agreements outstanding as of the date hereof;

    (c)        split, combine or reclassify any shares, declare, set aside or pay any dividend or other distribution (whether in cash, shares, or property or any combination thereof) other than ordinary course payments or transfers, including distributions from a Subsidiary to the Company, in respect of its securities, or redeem, repurchase or otherwise acquire any of its securities or any securities of the Subsidiaries;

    (d)        (i) incur any indebtedness for borrowed money (other than trade payables incurred in the ordinary course of business) or issue any debt securities or assume, guarantee or endorse the obligations of any other person (except that the Company may guarantee or endorse obligations of any of the Subsidiaries in the ordinary course of business); (ii) make any loans, advances (other than travel and other business advances to Employees, and the extension of trade credit, all made in the ordinary course of business); (ii) make any loans, advances or capital contributions to, or investments in any other person, (other than investments in mutual funds or public companies made in connection with treasury cash management policies in the ordinary course of business); (iii) pledge or otherwise encumber shares of the Company or any of the Subsidiaries; or (iv) mortgage or pledge any of its assets, tangible or intangible, or create or knowingly suffer to exist any Encumbrance thereupon, except Permitted Encumbrances;

    (e)        Enter into, adopt or (except as may be required by Law) amend or terminate any bonus, profit sharing, compensation, severance, termination, share option, share appreciation right, performance unit, share equivalent, share purchase, pension, retirement, deferred compensation, employment, severance or other Employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director or other officer or Employee, increase in any manner the compensation or benefits of any director or other officer or Employee or (except in accordance with the terms of any employment agreement with such Employee or any Benefit Arrangement existing as of the date of this Agreement) pay any benefit not required by any plan or arrangement as in effect as of the date hereof (including the granting of share options or share appreciation rights);

(f) acquire, sell, lease or dispose of any assets outside the ordinary course, or enter into any contract, agreement, commitment or transaction outside the ordinary course;

(g) change any of the accounting principles or practices used by it, except as required by Law or US GAAP and provided that notice of such change is given to Buyer;

    (h)        (i) acquire (by merger, consolidation, or acquisition of shares or assets) any corporation, partnership or other business organization or division thereof; (ii) authorize any new capital expenditure which individually or in the aggregate is in excess of individually US$5,000 or in the aggregate US$10,000; or (iii) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing;

(i) settle or compromise any Tax Liability or waive or extend the statute of limitations in respect of any Taxes;

    (j)        settle, pay, forgive, waive, discharge or satisfy any Claims, Liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course or in accordance with their terms in effect on the date hereof with respect to Liabilities reflected or reserved against in the Most Recent Financial Statements or incurred in the ordinary course since January 1, 2007, ; provided that the Company will notify Buyer of any settlement, payment, forgiveness, waiver, discharge or satisfaction of any Liabilities not reflected or reserved against in the Most Recent Financial Statements or the Most Recent Financial Statements.

    (k)        enter into any contract, agreement or understanding that would, if in existence on the date hereof, constitute a Company Contract, or amend, modify, renegotiate, renew, extend or terminate any Company Contract, in each case except in the ordinary course;

    (l)        take, or agree in writing or otherwise to take, any of the actions prohibited in this Section 6.2 or any action that would (i) make any of the representations or warranties of Sellers contained herein that are qualified by materiality or Material Adverse Effect to be untrue or incorrect, or (ii) make any other representation or warranty of Seller contained herein to be untrue or incorrect in any material respect, or (iii) result in any of the conditions set forth in Article VII not being satisfied.

        Section 6.3 Reasonable Efforts; Further Assurances.

During the period from the date hereof to Closing, Sellers and Buyer will cooperate and use commercially reasonable efforts to fulfill the conditions precedent to each of their own and the other parties’ obligations hereunder.

During the period from the date hereof to Closing, Sellers and Buyer will cooperate and use their respective commercially reasonable efforts to comply with all Laws in furtherance of the Transaction. Subject to the provisions hereof, from time to time after the Closing Date, each party will promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by another party and necessary for the other party to satisfy its obligations hereunder or to obtain the benefits contemplated hereby.

        Section 6.4 Confidentiality.

    (a)        During the Restricted Period (as defined below), the Shareholders and their Affiliates will treat as confidential and will safeguard any and all information, knowledge in their possession and data in their possession which is owned by the Company classified by the Company as confidential (the “Company Confidential Information”), in each case by using the same degree of care, but no less than a reasonable standard of care, to prevent the unauthorized use, dissemination or disclosure of such information, knowledge and data as Shareholders use with respect to their own confidential and proprietary information. Nothing contained in this Section will in any way restrict or impair the right of the Shareholders or their Affiliates to use, disclose or otherwise deal with information of the Company which: (i) is or becomes a matter of public knowledge through no fault of the Shareholder or its agents or representatives; (ii)  can be shown by written record already to have been in the Shareholder’s possession at the time of disclosure of the information to the Shareholder, and was not acquired, directly or indirectly, by breach of any obligation of confidentiality to the Company or to any other person; (iii) is rightfully received by that Shareholder from a person having no duty of confidentiality to the Company or any other person or (v) can be shown by written record to have been independently developed by the Shareholder; provided, however, that nothing in this Section 6.4 will give the Shareholders the right to use, disclose or otherwise deal with the Company Confidential Information solely by reason of or incidental to the Shareholders’ ownership or prior ownership of the Company. For the purpose of this Section 6.4(a), the “Restricted Period” shall begin on the date of this Agreement and shall continue (i) perpetually with respect to the Company’s computer program source code; and (ii) until the lapse of two years from the date of this Agreement with respect to all other Company Confidential Information. If this Agreement is terminated prior to Closing, this Section 6.4 shall be null and void and of no force or effect.

    (b)        Except as permitted by Section 6.5, as required for the performance of this Agreement or as expressly permitted in this Section 6.4(b), no party will disclose or reveal to any other person, except such party’s investment banking, legal, accounting representatives or other advisors, any information relating to the Transaction. Notwithstanding the foregoing or any other provision of this Agreement, each party to this Agreement (and each Employee, representative, or other agent of the party) may disclose to any and all persons, without limitation of any kind, any information of any kind as required by Law or necessary to defend or enforce its respective rights under this Agreement or any related agreements.

        Section 6.5 Public Disclosure.

Except as permitted by this Section 6.5 or as may be required to comply with the requirements of any Law, and the rules and regulations of each stock exchange upon which the securities of any of the parties is listed: (i) prior to Closing, no party shall issue or permit the issuance of any press release or similar public announcement or communication concerning the execution, performance or termination of this Agreement unless specifically approved in advance by Buyer and the Seller; and (ii) prior to and after Closing, neither Buyer, nor any of its respective Affiliates, and, after Closing, neither the Company, any Subsidiary nor any of their respective Affiliates, shall include in any press release or similar public announcement or any other communication a statement attributable to the Seller or any person who is an officer or director of the Company or any Subsidiary immediately prior to Closing unless such person to whom such statement is attributable has approved such statement.

        Section 6.6 Notice of Certain Matters.

From the date hereof, the Shareholders and Buyer will give each other prompt notice of the occurrence or non-occurrence of any event that causes any condition set forth in Article VIII not to be satisfied; provided, however, that the delivery of any such notice will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

The Shareholders will promptly update each Schedule as necessary on or before the Closing Date and deliver the same to Buyer, which updates shall be deemed to be part of this Agreement as of the date hereof. Updates that reflect events outside the ordinary course or that reflect violations of covenants will not be permitted.

        Section 6.7 Exclusivity. Unless this Agreement is terminated as provided by Section 9.1, each of the Shareholders will not, directly or indirectly, solicit, initiate, negotiate or assist any proposal or offer from any Person to acquire all or any substantial part of the Equity Securities or the Business.

        Section 6.8 Certain Actions by Buyer Prior to Closing.

During the period from the date hereof to Closing, Buyer will not, without the prior written consent of the Shareholders, take, or agree in writing or otherwise to take, any action that would (i) make any of the representations or warranties of Buyer contained herein that are qualified by materiality to be untrue or incorrect, or (ii) make any other representation or warranty of Buyer contained herein to be untrue or incorrect in any material respect, or (iii) result in any of the conditions set forth in Article VIII not being satisfied.

        Section 6.9 Non-Competition and Non-Solicitation.

    (a)        During the period from the date hereof to Closing and for a period of three years after Closing-provided, that if this Agreement is terminated pursuant to Section  9.1, this Section  6.9(a) shall be of no force or effect each Shareholder will not engage, either directly or indirectly through any of its Affiliates, whether as owner, principal, shareholder, Employee, consultant or in any other capacity, in any business that may be reasonably considered as competing with the Business anywhere in the world, except as a customer or authorized distributor of Buyer, or for the benefit of Buyer or otherwise with Buyer’s consent (which may be withheld in Buyer’s sole discretion). Shareholders acknowledge and agree that the current market for the products and services developed, marketed or distributed by the Company and the Subsidiaries, extends throughout the entire world and that it is therefore reasonable to prohibit them from competing with Buyer in such business anywhere in the world.

    (b)        During the period from the date hereof to Closing and for a period of 2 years after Closing-provided, that if this Agreement is terminated pursuant to Section 9.1, this Section 6.9(b) shall be of no force or effect- without the prior written consent of Buyer, no Shareholder nor any Affiliate of a Shareholder will:

    (i)               induce or encourage any Employee, with the knowledge that such person is an Employee, to discontinue, cancel or refrain from any employment, consulting or similar relationship with the Company or any Subsidiary;

    (ii)        hire an Employee (or any person who was an Employee at any time during the period of three months prior to such attempted hiring) or retain an Employee (or any person who was an Employee at any time during the period of three months prior to such retention), in each case with the knowledge that such person is or was an Employee during such period, as a consultant or other advisor.

    (iii)        The limitations in this Section will not apply to inducement, encouragement, hiring or retention of an Employee (or of a person who was an Employee at any time during the period of three months prior to such retention) if such inducement, encouragement, hiring or retention resulted from a general solicitation or engagement of a recruitment firm outside the jurisdiction of the Company or of the Subsidiary by which the Employee was employed, as the case may be, for a non-targeted search.

    (c)        If any Governmental Entity of competent jurisdiction determines that the restrictive covenant contained in this Section, or any part thereof, is invalid or unenforceable for any reason, the remainder of the restrictive covenant will not thereby be affected and will be given full force and effect, without regard to the invalid portion or portions. If any such Governmental Entity determines that the restrictive covenant contained in this Section, or any part thereof, is unenforceable because of the duration or scope of such covenant, such Governmental Entity will have the power to reduce such duration or scope and, in its reduced form, such covenant will then be enforceable and will be given full force and effect.

    (d)        Shareholders acknowledge and agree that the provisions of this Section 6.9, as they apply to each of them, are reasonable and supported by adequate consideration, that Buyer would not have entered into this Agreement without having received the benefit thereof, that the value of the Shares being purchased hereunder would be substantially diminished without the protections afforded Buyer thereby, and that any breach thereof would result in substantial and irreparable harm to Buyer and its Affiliates and, therefore, that Buyer will be entitled to seek an injunction to prohibit any such breach or anticipated breach, without the necessity of posting a bond, cash or otherwise, in addition to all of their other legal and equitable remedies, including the remedies provided by Article X.

ARTICLE VII

OTHER ACTIONS

        Section 7.1 Board Approvals.

On or prior to the date hereof, the Board of Directors of the Company will have approved this Agreement.

Following the execution hereof, this Agreement shall be brought before the Board of Directors of Buyer and the approval of this Agreement shall be a condition precedent to the Closing to which Section 8 below shall apply.

ARTICLE VIII

CLOSING

        Section 8.1 Date and Place of Closing. Closing will take place at Singapore as soon as practicable after the parties’ execution of this Agreement and the agreements and instruments detailed in Section 3.2 herein above, at a date and time to be agreed by the Seller and Buyer, but in any event not later than July 2nd, 2007; provided, however, that all of the conditions to Closing set forth in Article VIII have been satisfied or waived. The date on which Closing occurs is called the “Closing Date,” and Closing will be effective as of the time of Closing on the Closing Date.

        Section 8.2 Conditions to the Obligation of Buyer. The obligation of Buyer to effect the Closing is subject to the satisfaction by Seller or waiver by Buyer prior to Closing of each of the following conditions (any of which may be waived by Buyer in writing in whole or in part):

(a) Receipt of Required Approvals. Seller will have obtained and delivered to Buyer all required approvals in form and substance reasonably acceptable to Buyer.

    (b)        No Investigations, injunctions, etc. No Governmental Entity of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, or judgment, decree, injunction or other order that is in effect on the Closing Date and prohibits or prevents Closing or the consummation of the Transaction, nor initiated any investigation that is ongoing pursuant to which such order would reasonably be expected to issue.

    (c)        Representations and Warranties. The representations and warranties of the Shareholders and the Company contained herein that are qualified by materiality or Material Adverse Effect shall be true and correct, and all other representations and warranties of the Shareholders and Company contained herein shall be true and correct in all material respects, as of the date hereof and at and as of Closing as if made on and as of Closing, and Buyer will have received a Compliance Certificate, executed by the Seller, to such effect dated the Closing Date in the form attached hereto as Exhibit 8.2(c).

(d) No Material Adverse Effect. No circumstance has occurred constituting a Material Adverse Effect between the signing of this Agreement and the Closing.

(e) Deliveries Relating to Share Transfers. The following will have been delivered to Buyer:

(i) Duly signed instruments of transfer of shares from PC Holdings to Buyer in the form attached hereto as Exhibit 8.2(e)(i);

(ii) Duly signed resolution of the Board of Directors of the Company approving the transfer of the Shares and the granting of the Option to Buyer (if necessary);

(iii) Duly signed waivers, consents and approvals as required, if any, in order to give effect to the Option Agreement;

    (iv)        A copy of the Register of Members of the Company, certified as accurate by counsel for the Company, showing Buyer as a shareholder of 51% of the issued and outstanding share capital of the Company;

    (v)        A share certificate representing the PC Holdings Shares in the name of Buyer and a statement signed by the Secretary of the Company that all share certificates previously held by Seller has been surrendered to the Company and cancelled; and

    (vi)        The submission to the Accounting and Corporate Regulatory Authority of Singapore indicating transfer of the Shares previously held by PC Holdings to Buyer, signed by the relevant authorized officer of the Company and otherwise ready for submission;

    (f)        The Buyer has received a copy of a duly signed resolution of the shareholders of the Company approving and adopting the amended Articles of Association of the Company, to a form acceptable to the Buyer. Such Amended Articles shall provide that immediately following the Closing, the board of directors of the Company will consist of three (3) members. Two (2) directors shall be appointed by the Buyer and one (1) director shall be appointed by Alex.

    (g)        The Buyer has received duly executed resignations of the Directors and other Officers of the Company and a signed waiver of all such resigning Directors and Officers, substantially in the form annexed to this Agreement as Exhibit 8.2(g) waiving all amounts owed to them by the Company or any Subsidiary, currently or in the future, including but not limited to by way of dividends, salary, shareholders’ loan, consultancy, director’s fees; and

(h) If applicable, all documents referred to in Section 3.2 having been executed by the relevant parties.

        Section 8.3 Conditions to the Obligation of Seller. The obligation of Seller to effect Closing is subject to the satisfaction by Buyer or waiver by the Seller prior to Closing of each of the following further conditions (any of which may be waived by the Seller in writing in whole or in part):

(a) Representations and Warranties. The representations and warranties of Buyer contained herein will be true, correct and complete in all material respects.

(b) Payment. Buyer will have caused the Purchase Price to be paid as provided in Section 2.2.

    (c)        An agreement in a form acceptable to the Parties between Buyer and the Company, to the effect that the Buyer will, within 14 days of the Closing Date, provide the Company with a loan, or a credit facility, at the Buyer’s election, at the sum of US$500,000.

        Section 8.4 Frustration of Closing Conditions. Neither Buyer nor Seller may rely on the failure of any condition set forth in Sections 8.2 or 8.3, as the case may be, to be satisfied if such failure is caused by such party’s failure to use commercially reasonable efforts to consummate the Transaction, as required by Section 6.3.

        Section 8.5 Actions at Closing. All actions at the Closing and all transactions occurring at the Closing shall be deemed to take place simultaneously, and no transaction shall be deemed to have been completed and no document or certificate shall be deemed to have been delivered, until all transactions are completed and all documents and certificates delivered.

ARTICLE IX

TERMINATION

        Section 9.1 Termination. This Agreement may be terminated at any time prior to Closing:

(a) by mutual agreement of the Seller and Buyer;

    (b)        by Buyer, by giving written notice of such termination to the Seller, if Closing has not occurred within 45 days following the signing hereof; provided, that (i) the Buyer has complied with all its obligations hereunder, and the conditions set forth in Section 8.3 have been fulfilled or are capable of immediate satisfaction;

    (c)        by Buyer if there is in effect any Law that prohibits Closing, or if Closing would violate any non-appealable final order, decree or judgment of any Governmental Entity having competent jurisdiction; provided, however, that any such prohibition is not attributable to a material breach or default of any covenant, agreement, representation or warranty under this Agreement by the Buyer (or by any of its Affiliates); or

    (d)        by Buyer if, as a result of any action or inaction by Shareholders or the Company, Closing has not occurred within 3 business days following the date on which all the conditions to Closing set forth in Section 8.2 are satisfied or capable of immediate satisfaction;

        Section 9.2 Effect of Termination. In the event of the termination of this Agreement, this Agreement will thereupon become void and have no effect, except as otherwise expressly provided in this Agreement, and no party will have any liability to any other party or their respective Affiliates, directors, officers or Employees, except that nothing in this Section  9.2 will relieve any party from liability resulting from any knowing material breach by such party of any of the representations, warranties or covenants set forth in this Agreement. Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 9.2, Sections , 6.5 and 6.9(b), (c) and (d), 10.4 and Article XI shall survive the termination of this Agreement for the respective periods set forth therein, or if no time period is set forth therein, perpetually.

ARTICLE X

INDEMNIFICATION

        Section 10.1 Right to Indemnification.

From and after Closing, and subject to the further provisions of this Article X, Seller, Alex and the Company will indemnify, defend and hold harmless Buyer, its respective Affiliates, and its respective directors, officers, attorneys, accountants, agents and Employees, and their heirs, successors and assigns (collectively, the “Buyer Indemnified Parties”), from, against and in respect of all Losses imposed on, sustained, incurred or suffered by or asserted against any of Buyer Indemnified Parties, relating to or arising out of any of the following (collectively, “Buyer Losses”):

(a) any fact or circumstance that constitutes a breach of any representation or warranty of Seller, Alex or Company made in this Agreement;

(b) any act or omission that constitutes a breach of any covenant or agreement of the Shareholders or the Company made in this Agreement,

    (c)        any unpaid Taxes payable by the Company or any of the Subsidiaries for any period through and including the Closing Date, including the proportionate part of any Taxes for any period which includes, but does not end on, the Closing Date for the portion of that period up to the Closing Date, that are not (i) properly accrued on the Most Recent Financial Statements, or (ii) imposed as a result of the operation of the Company and its Subsidiaries in the ordinary course after the date of the Most Recent Financial Statements;

    (d)        any Liability of or related to the Company or any of the Subsidiaries attributable to an occurrence or circumstance arising in whole, or if in part, to the extent of that portion which arose, on or before the Closing Date to the extent that such Liability is not properly accrued on the Most Recent Financial Statements or was not generated as a result of the operation of the Company and its Subsidiaries in the ordinary course after the date of the Most Recent Financial Statements or as otherwise disclosed in writing to Buyer on a Schedule to this Agreement, including any Claim for wages or benefits (including severance pay), arising on or before the Closing Date;

        Section 10.2 Seller’s Right to Indemnification. From and after Closing and subject to the further provisions of this Article X, Buyer will indemnify, defend and hold harmless the Seller and its respective Affiliates, directors, officers, attorneys, accountants, agents and Employees, and its respective heirs, successors and assigns (collectively, the “Seller Indemnified Parties”), from, against and in respect of all Losses imposed on, sustained, incurred or suffered by or asserted against any of Seller Indemnified Parties, directly relating to or arising out of any of the following (collectively, “Seller Losses”):

(a) any fact or circumstance that constitutes a breach of any representation or warranty of Buyer made in this Agreement; or

(b) any act or omission that constitutes a breach of any covenant or agreement of Buyer made in this Agreement.

        Section 10.3 Indemnification Procedures.

    (a)        In the event that an Indemnified Party (and both Buyer Indemnified Party and Seller Indemnified Party shall be referred to herein as “Indemnified Party”) has a claim for indemnification for which an Indemnifying Party would be liable to an Indemnified Party under this Article X, (i) as a result of an action, suit or legal proceeding which is commenced or made against an Indemnified Party by a third party (a “Litigated Claim”) or (ii) for any matter that is not a Litigated Claim (an “Other Claim” and together with a Litigated Claim, an “Indemnified Claim”), the Indemnified Party will promptly (but in no event more than 30 days following commencement of any such Litigated Claim or other legal proceeding, or such shorter time as may be necessary in order not to prejudice the rights or ability of the Indemnifying Party to participate in the defense of such Indemnified Claim) notify the Indemnifying Party in writing in accordance with Section 11.1 hereof of such Indemnified Claim describing it in reasonable detail, including the sections of this Agreement which form the basis for it, the amount or the estimated amount thereof to the extent then feasible (which estimate will not be conclusive of the final amount of such Indemnified Claim), and any supporting materials as reasonably available (the “Claim Notice”); provided, however, that no failure or delay by any Indemnified Party in giving any Claim Notice will relieve any Indemnifying Party from any obligation or liability under this Agreement, except to the extent that the Indemnifying Party is prejudiced by such failure or delay.

    (b)        (i) The Indemnifying Party will be entitled to participate in any proceeding with respect to a Litigated Claim (a “Proceeding”) and, to the extent that it chooses (except as described in Section 10.3(b)(ii)) to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Proceeding, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Indemnified Party under this Article X for any fees of other counsel (other than in the circumstances provided in Section 10.3(b)(ii)) or any other expenses with respect to the defense of such Proceeding. If the Indemnifying Party assumes the defense of a Litigated Claim, no compromise or settlement of any such Litigated Claim may be effected by the Indemnifying Party without the Indemnified Party’s consent, which consent shall not be unreasonably withheld, conditioned or delayed unless (A) there is no finding or admission of any violation of any Law or any violation of any rights on the part of any Indemnified Party, and (B) the sole relief provided is monetary damages that have been paid in full (or reasonable security for their payment provided) by the Indemnifying Party.

    (ii)        Notwithstanding Section 10.3(b)(i), if (A) the Indemnifying Party has an actual conflict of interest in assuming the defense of a Litigation Proceeding; or (B) the remedies sought by the plaintiffs include an order, injunction or decree that would restrict the future activity or conduct of the Business or of the Buyer Indemnified Parties, then the Indemnifying Party may not assume the defense of such Litigated Claim without the consent of such Buyer Indemnified Party.

    (c)        The Indemnifying Party will have thirty (30) days from the giving of the Claim Notice (the “Notice Period”) to notify the Indemnified Party in writing whether or not the Indemnifying Party (i) disputes its liability to the Indemnified Party hereunder with respect to such Indemnified Claim or (ii) in the case of a Litigated Claim, elects to assume, and to the extent the Indemnifying Party so desires, along with any other Indemnifying Party, the defense of such Litigated Claim, pursuant to Section 10.3(b).

    (d)        Should the Indemnifying Party notify the Indemnified Party within the Notice Period, that (i) it does not dispute its liability, or (ii) in the case of a Litigated Claim, that it has elected not to assume the defense of such Litigated Claim, or (iii) should it fail to give notice during the Notice Period, or (iv) should the Indemnifying Party not be entitled to assume the defense of such Litigated Claim pursuant to Section 10.3(b)(ii), the Indemnified Party will be entitled: (A) with regard to an Other Claim, (1) in the case of a Seller Indemnified Party, to receive from Buyer an amount equal to the Sellers Losses, or (2) in the case of a Buyer Indemnified Party, to receive from the Shareholders an amount equal to the Buyer Losses and (B) with regard to a Litigated Claim, (1) in the case of a Seller Indemnified Party, to receive from Buyer, after a final non-appealable resolution of such Litigated Claim, an amount equal to the Seller Losses, or (2) in the case of a Buyer Indemnified Party, to receive from the Shareholders , after a final non-appealable resolution of such Litigated Claim, an amount equal to the Buyer Losses. In the case of a Litigated Claim, if the Indemnifying Party does not, for any reason (including a dispute in the context of Section 10.3(e)), assume the defense of such Litigated Claim, or in the case of any Other Claim, no compromise or settlement of any such Indemnified Claim may be effected by the Indemnified Party without the Indemnifying Party’s consent, which consent shall not be unreasonably withheld, conditioned or delayed. If the Indemnified Party elects (in accordance with Section 10.3(b)(ii)) to assume the defense of such Litigated Claim, counsel to the Indemnified Party shall be reasonably acceptable to the Indemnifying Party and the Indemnifying Party shall be obligated to pay or reimburse the Indemnified Party for only one such counsel to defend the Litigated Claim.

    (e)        Should the Indemnifying Party notify the Indemnified Party within the Notice Period that it disputes its liability with respect to such Indemnified Claim, the obligation of such Indemnifying Party with regard to such Indemnified Claim will be determined in accordance with the dispute resolution provisions of Sections11.7 and 11.8. In the event that it is determined that the Indemnified Claim was justified in whole or in part, the Indemnified Party will be entitled to receive, in addition to any amounts it may be entitled to receive pursuant to Section 10.3, all reasonable costs and expenses incurred by such Indemnified Party in the course of the dispute resolution. In the event that it is determined that the Indemnified Claim was not justified, the Indemnifying Party shall have no liability to the Indemnified Party with respect to such Indemnified Claim, and the Indemnified Party shall be required to pay the Indemnifying Party all reasonable costs and expenses incurred by the Indemnifying Party in the course of such dispute resolution.

    (f)        Consent to settle a Litigated Claim or Other Claim will be regarded as reasonably withheld by the Indemnified Party or the Indemnifying Party if the settlement would result in the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of the Indemnifying Party or any of its respective Affiliates (in the case of a matter defended by the Indemnified Party ), or the Indemnified Party or any of its respective Affiliates (in the case of a matter defended by an Indemnifying Party).

    (g)        If and to the extent that the Indemnifying Party conducts, controls or participates in the defense or settlement of any Litigated Claim, the Indemnified Party will give the Indemnifying Party and its counsel, during normal business hours, access to the relevant business records and other materials and information (including copies thereof), and will permit the Indemnifying Party and its representatives to consult with the Employees, officers, directors, advisors, representatives of the Company, any Subsidiary, any Buyer Indemnified Party, and counsel of the Indemnified Party, all as necessary or advisable in connection with the defense or settlement of such Claim.

        Section 10.4 Survival/Limitations.

    (a)        Except as otherwise expressly provided for in this Agreement, all of the respective representations, warranties, covenants and agreements of Shareholders, the Company, and Buyer contained in this Agreement, and all indemnification obligations of any party with respect thereto, including but not limited to, any such indemnification obligations arising under a claim of fraud, will survive for a period of five (5) years after Closing (the “Indemnity Period”). Any Claim Notice must be made in writing to the Indemnifying Party within such period.

    (b)        The liability of the Shareholders to the Buyer Indemnified Parties or any other person for Buyer Losses pursuant to this Agreement (whether pursuant to this Article X or otherwise) shall be joint and several with respect to all matters;

        Section 10.5 General.

Each Indemnified Party shall be obligated in connection with any Indemnified Claim to use commercially reasonable efforts to mitigate the Indemnified Losses upon and after becoming aware of any event which could reasonably be expected to give rise to such Indemnified Loss, provided neither Buyer nor Seller shall be obligated to provide or forego any economic value in connection with this undertaking.

    (a)        Buyer and Shareholders and Company agree to cooperate in good faith to minimize Buyer Losses and Seller Losses arising from third party Claims, provided neither Buyer, Shareholders nor the Company shall be obligated to provide or forego any economic value in connection with this undertaking.

    (b)        Without limiting the provisions of Section 10.5(a), each Indemnified Party shall be obligated in connection with any Indemnified Claim to use commercially reasonable efforts to obtain any insurance proceeds available to such Indemnified Party with regard to the applicable Indemnified Claim. The amount which an Indemnifying Party is or may be required to pay to any Indemnified Party pursuant to this Article X shall be reduced (retroactively, if necessary) by any insurance proceeds or other amounts actually recovered (net of any relevant collection costs) by or on behalf of such Indemnified Party. If an Indemnified Party shall have received an indemnification payment from an Indemnifying Party and shall subsequently receive insurance proceeds or other amounts in respect of such damages, then such Indemnified Party shall promptly repay to such Indemnifying Party a sum equal to the amount of such insurance proceeds or other amounts actually received (net of any relevant collection costs);

(c) All amounts paid under this Article X will be treated as adjustments to the Purchase Price for Tax purposes.

    (d)        Any Tax refunds received by the Company for any period through and including the Closing Date with respect to which the Shareholders have made payment under this Article X shall be for the benefit of the Shareholders.

ARTICLE XI

IN GENERAL

        Section 11.1 Notices. All notices or other communications given hereunder will be in writing and will be delivered by: (a) personal delivery upon the party for whom it is intended; or (b) registered or certified mail, return receipt requested; or (c) an international courier service; in each case to the party at the address set forth below, or such other address as may be provided by such party by notice given as herein provided (Sellers as a group will provide one address at which notice may be given to all):

If to Buyer:

with a copy to:	Ben Zvi Koren & Co., Law Offices 8 Ben Maimon Blvd., Jerusalem 92261

Fax: 972-2-5667780

If to Seller:

with a copy to:	61 Neil Road Singapore 088895

Fax:

If to Company:

with a copy to:	7 Temasek Boulevard #27-01 Suntec Tower 1 Singapore 038987

Fax: 67427000

If to Alex:

with a copy to:	30B Lorong H Telok Kurau Singapore 426019

Deliveries shall be deemed to have been given when delivered in the manner set forth above and when actually received or when receipt is refused, it being understood by the parties that a confirmation of receipt for the addressee provided by an international courier service shall constitute actual receipt by such addressee for purposes of the notice.

        Section 11.2 Amendment; Waiver. Any provision of this Agreement (including provisions affecting the Company) may be amended or waived if such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Shareholders, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

        Section 11.3 No Assignment or Benefit to Third Parties. No party may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other party, and any attempt to assign this Agreement without such consent will be void and of no force or effect. Nothing in this Agreement, express or implied, is intended to confer upon any person other than Buyer, the Company, Seller, Alex or the Indemnified Parties, or their respective successors or permitted assigns, any rights or remedies under or by reason of this Agreement. Without limiting the generality of the foregoing, nothing in this Agreement creates any rights in any Employees or groups of Employees.

        Section 11.4 Expenses. Whether or not the Transaction is consummated, all costs and expenses incurred in connection with this Agreement and the Transactions and the negotiations preceding them will be borne by the party incurring the same.

        Section 11.5 Schedules, Exhibits, Etc.

Each Schedule is incorporated by reference into this Agreement and will be considered a part hereof as if set forth herein in full; provided, however, that information set forth on any Schedule, certification or written disclosure constitutes a representation and warranty of the party providing the same, and not the mutual agreement of the parties as to the facts therein stated. Any matter disclosed on any one Schedule pursuant to a provision, subprovision, section or subsection of this Agreement shall be deemed to be disclosed for all other purposes of this Agreement or the other Schedules to the extent the applicability of such matters is apparent on the face of such Schedules.

        Section 11.6 Effect of representations, warranties, covenants and agreements

        Except as otherwise explicitly provided in Article IV, Buyer’s rights to indemnification or other remedies provided hereby based on any breach by Seller, Shareholders or the Company of their representations, warranties, covenants and agreements will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) by Buyer at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement, except as otherwise provided in this Agreement. Except as otherwise explicitly provided in Article IV, the due diligence review conducted by Buyer and its representatives will not relieve Shareholders or the Company of any duties concerning their representations, warranties, covenants or agreements contained in this Agreement or in any Exhibit.

        Section 11.7 Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of Israel without regard to its principles of conflicts of laws.

        Section 11.8 Alternate Dispute Resolution. If any dispute arises between Buyer and Seller out of or relating to this Agreement (except a dispute relating to Intellectual Property, with respect to which the parties reserve all rights to litigate, in accordance with Section 11.9, or otherwise address as they may agree at the time such dispute arises), the parties’respective designees will attempt in good faith to resolve the dispute. If those designees have not agreed to a resolution within thirty (30) days from the date on which the dispute was first presented to them (or such other period to which they have mutually agreed in writing), any party, by written notice to the other party, may require that the dispute be submitted for resolution to arbitration by a sole Israeli arbitrator in accordance with the Israeli Law of Arbitration. The arbitration shall be governed by the Israeli_Laws , and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be Tel Aviv.

        Section 11.9 Submission to Jurisdiction; Each party agrees that it will bring any action or proceeding in respect of any Claim arising out of or related to Intellectual Property, whether in tort or contract or at law or in equity, exclusively in the Tel Aviv district court, Israel (the “Chosen Court”) and, solely in connection with Claims arising out of or related to Intellectual Property, (a) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Court, (c) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any party, and (d) agrees that service of process in person or by certified or registered mail to its address set forth in Section 11.1 will constitute valid in personamservice upon such party and its successors and assigns in any action or proceeding with respect to any matter as to which it has submitted to jurisdiction hereunder. EACH PARTY HEREBY ACKNOWLEDGES THAT THIS IS A COMMERCIAL TRANSACTION, THAT THE FOREGOING PROVISIONS FOR CONSENT TO JURISDICTION AND SERVICE OF PROCESS HAVE BEEN READ, UNDERSTOOD AND VOLUNTARILY AGREED TO BY SUCH PARTY AND THAT BY AGREEING TO SUCH PROVISIONS SUCH PARTY IS WAIVING IMPORTANT LEGAL RIGHTS.

        Section 11.10 Buyer Right to Choose Jurisdiction. Notwithstanding the provisions of Sections 11.8 and 11.9, Buyer, in its absolute discretion, will be entitled to bring any action against a Shareholder arising out of or relating to this Agreement in any duly empowered court in the country in which that Shareholder resides or is registered as a corporation. In such case, a) the Shareholder irrevocably submits to the jurisdiction of that court, (b) waives any objection to laying venue in any such action or proceeding in that court, (c) waives any objection that the court is an inconvenient forum or does not have jurisdiction over any party, and (d) agrees that service of process in person or by certified or registered U.S. mail to its address set forth in Section 11.1 will constitute valid in personam service upon such party and its successors and assigns in any action or proceeding with respect to any matter as to which it has submitted to jurisdiction hereunder. EACH PARTY HEREBY ACKNOWLEDGES THAT THIS IS A COMMERCIAL TRANSACTION, THAT THE FOREGOING PROVISIONS FOR CONSENT TO JURISDICTION AND SERVICE OF PROCESS HAVE BEEN READ, UNDERSTOOD AND VOLUNTARILY AGREED TO BY SUCH PARTY AND THAT BY AGREEING TO SUCH PROVISIONS SUCH PARTY IS WAIVING IMPORTANT LEGAL RIGHTS.

        Section 11.11 Remedies Cumulative. The various rights and remedies herein provided will be cumulative and not exclusive of any other rights or remedies herein provided or any rights or remedies provided by law.

        Section 11.12 Inferences. Inasmuch as this Agreement is the result of negotiations between sophisticated parties of equal bargaining power represented by counsel, no inference in favor of or against any party will be drawn from the fact that any portion of this Agreement has been drafted by or on behalf of such party.

        Section 11.13 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        Section 11.14 Entire Agreement. This Agreement, including the Exhibits and the Schedules, and the other Closing Documents, together contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, including the Letter of Intent dated November 2nd, 2006.

        Section 11.15 Headings. The heading references herein and the tables hereto are for convenience purposes only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof.

        Section 11.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which will constitute one and the same Agreement.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

BUYER By: —————————————— Name: Title:

SELLER By: —————————————— Name: Title:

COMPANY By: ——————————————

Toh Kian Hong Signature: ——————————————

TABLE OF EXHIBITS AND SCHEDULES

Schedules

Schedule 2.1. Option Agreement

Schedule 3.2(b) Blitz debt to Cecil

Schedule 3.2(c) Debtors debts to Creditors

Schedule 3.2 (m) Alex Employment Agreement

Schedules 4.5 (a)1 and 4.5(b) Jurisdictions

Schedule 4.5(a)2 Equity interest of the Company and structure of Subsidiaries

Schedule 4.5(f) Directors and Officers

Schedule 4.7(a) and Schedule 4.7(b) Financial Statements

Schedule 4.12 Intellectual Property

Schedule 4.13 Major Vendors and Customers

Schedule 4.14(a)(i) Licenses

Schedule 4.14(a)(ii) Major Software Contracts

Schedule 4.14(a)(iii) Major Maintenance Contracts

Schedule 4.14(a)(iv) Major Leases

Schedule 4.14(a)(v) Unfilled Sales Orders

Schedule 4.16 Account Receivables

Schedule 4.17(a) Tax

Schedule 4.26 Research and Development Funding

Exhibits.

Exhibit 3.2(o) Related Parties’ Waiver

Exhibit 8.2(c) Compliance Certificate

Exhibit 8.2(e)(i) Instruments of transfer of shares from PC Holdings to Buyer

Exhibit 8.2(g) Directors’ & Officers’ waivers

Schedule 2.1

PRIVATE & CONFIDENTIAL

BETWEEN

TOP IMAGE SYSTEMS LTD.

AND

TOH KIAN HONG

CALL OPTION AGREEMENT

i

CALL OPTION AGREEMENT

THIS AGREEMENT entered into this 12 day of June 2007,

BETWEEN:

(1)	TOP IMAGE SYSTEMS LTD. (which shall include its successors-in-title and assigns) a company incorporated under the laws of Israel with principal offices at 2 HaBarzel Street, Ramat HaChayal, Tel Aviv, Israel (‘TIS’);

AND

(2)	TOH KIAN HONG (NRIC Number: 7607980C) of 30B Lorong H Telok Kurau Singapore 426019 (‘Alex’).

WHEREAS:

(A)	Alex is the registered holder and beneficial owner of 49 fully-paid ordinary shares in the capital of the Company (the ‘Option Shares’), which shares represent 49% of the total issued and paid-up share capital of the Company.

(B)	Pursuant to Section 2.1 of the Stock Purchase Agreement dated 13 June 2007 (‘Stock Purchase Agreement’) entered into between inter alia TIS and Alex, Alex agreed to grant to TIS an option to purchase the Option Shares on the terms and subject to the conditions of this agreement (‘Agreement’).

NOW IT IS AGREED as follows:

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement and the Schedules, unless the context otherwise requires, the following expressions shall have the meanings set out against them:

‘Articles’means the articles of association from time to time of the Company;

‘Business Day’ means a day (other than a Saturday or Sunday) on which licensed banks are open for business in Singapore;

‘Company’ means Asiasoft Global Pte Ltd (Company Registration Number: 200414416M) a company incorporated under the laws of Singapore with its registered address at 7 Temasek Boulevard #27-01 Suntec Tower 1 Singapore 038987; Further particulars of the Company are stipulated in Schedule 1;

‘Completion’ means the performance by the Parties of the obligations under this Agreement as stated in Clause 5;

“Consideration” means the sum of US$ 1,490,000 (“Cash Consideration”); or, at TIS’s sole discretion, the sum of US$745,000 plus the Consideration Shares (“Combined Consideration”);

‘Consideration Shares’ means number of TIS Shares, calculated based on the following formula – US$745,000.00 divided by the Exchange Price. ( for example, if the Exchange Price will be US$ 5.0, Alex will be issued 149,000 Consideration Shares)

‘Encumbrance’ means any form of legal, equitable, or security interests, including but not limited to any mortgage, assignment of receivables, debenture, lien, charge, pledge, title retention, right to acquire, hypothecation, option, right of first refusal, any preference arrangement (including title transfers and retention arrangements or otherwise) any other encumbrance or condition whatsoever or any other arrangement having similar effect;

“Exchange Price” means the average closing price of TIS Shares traded on the NASDAQ Capital Market over each of the 21 days prior to the date of the Closing of the Stock Purchase Agreement.

‘Exercise Date’ means the date of service of an Option Notice;

‘Option’means an option exercisable or Clause 2.1;

‘Option Notice’ has the meaning ascribed to it in Clause 2;

‘Option Period’means the period of 18 months commencing on the Relevant Date;

‘Relevant Date’ means the date of completion of the Stock Purchase Agreement;

‘Reorganisation’ means, in relation to the Company, any increase in issued share capital, any capitalisation of profits or reserves, any rights issue or offer by way of rights, consolidation, sub-division, reduction of capital, share buy-back, grant of options over or other reorganisation or adjustment relating to the share or loan capital of the Company and any scheme or amalgamation or reconstruction affecting the Company;

“TIS Shares” means ordinary shares of TIS.

‘Transfer Terms’ means that all the Option Shares shall be sold and purchased free from any Encumbrance and together with all rights attaching to the Option Shares as at the Exercise Date (other than rights to receive dividends which shall have been paid prior to the Exercise Date) or at any time thereafter and that the consideration for the Option Shares shall be the Transfer Price;

‘Warranties’, means the Alex’s Warranties.

1.2	Interpretation Of Certain Terms

In this Agreement, unless the context or subject otherwise requires:

(a)	the headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement;

(b)	unless the context otherwise requires, words (including words defined in this Agreement) denoting the singular number only shall include the plural and vice versa;

(c)	the words ‘written’ and ‘in writing’ include any means of visible reproduction;

(d)	references to the ‘Appendix’, ‘Clause’, ‘Recital’ and ‘Schedule’ are to the relevant appendix, clause of, recital of and schedule to this Agreement; and

(e)	references to a party include, where the context admits, references to his personal representatives and successors-in-title.

2	CALL OPTION

2.1	Grant of Option by Alex; Deposit OF Shares and Share Certificates;

(a)	Subject to terms and conditions of this Agreement, Alex hereby grants to TIS the option to purchase all (but not some only) of the Option Shares, on the exercise of which:

(i)	Alex will become bound to sell all of the Option Shares on the Transfer Terms; and

(ii)	TIS will become bound to complete the purchase of all of the Option Shares on the Transfer Terms.

(b)	On the date hereof Alex shall deposit the Option Shares (including any share certificates and other documents required to transfer the Option Shares to TIS (‘Share Certificates’), with Rajah & Tann, which shall retain such Share Certificates for the duration of the Option Period.

(c)	During the Option Period, Alex shall vote all Option Shares or any part thereof and sign any shareholder written resolutions in accordance with the written instructions of TIS until the earlier to occur of (i) of the issue of a Purchase Notice or (ii) the termination of the Option Period without the exercise of the Option by TIS.

2.2	Exercise of Option

TIS may (but shall not be legally obligated to) exercise the Option by notice in writing (an ‘Option Notice’) served on Alex with a copy to Rajah & Tann only during the Option Period, failing which it will lapse and cease to have any further effect. If an Option is exercised, then the remaining provisions of this Clause and Clauses 3, 4 and 5 will apply.

Upon the exercise of the Option and subject to Alex complying with his obligations under Clause 5.2(a) hereinbelow, TIS shall pay to Alex, either the Cash Consideration or the Combined Consideration, at TIS’s election:

The parties acknowledge and agree that if TIS elects to pay the Combined Consideration and issue to Alex the Consideration Shares, such Consideration Shares (i) shall be acquired by Alex for investment purposes and not with a view to resell by Alex in violation of the U.S. Securities Act of 1933 and the rules and regulations promulgated thereunder, all as amended from time to time or any successor thereto, respectively, (the “Securities Act”) (ii) shall not be immediately registered by TIS for resale by Alex, (iii) may not be resold by Alex absent registration under the Securities Act or an exemption therefrom,, and (iv) will be subject solely to the following registration rights:

    (a)        During a period of 18 months of the Exercise Date (the “Registration Period”), if TIS proposes to register the sale of any of its equity securities under the Securities Act, for its own account or for the account of any security holders (other than any registration on Form S-8 or a successor form, or any registration on Form F-4 or a successor form), it shall promptly give a written notice to Alex of its intention to do so, and, if within twenty (20) days after receipt of such notice, Alex so requests in writing, and subject to the Securities Act, TIS shall include in such registration statement all the Consideration Shares for resale by Alex, provided that if such registration statement is for an underwritten offering (i) and the managing underwriter informs TIS that the inclusion of Alex’s shares would be jeopardize the success of such offering, in which case the number of Alex’s shares to be included shall be reduced to the amount, if any, that the managing underwriter believes would not jeopardize the success of the offering, provided that the number of shares to be included in such registration statement by all other holders exercising “piggyback” registration rights also are reduced in the same proportion and (ii) Alex must accept the terms of the underwriting as agreed by the underwriters.

    (b)        If the Consideration Shares were not registered during the Registration Period, Alex may request, in writing within 20 days of termination of the Registration Period, that TIS effect the registration of the resale of Consideration Shares. Within 60 days following such written request by Alex, TIS shall, subject to the remainder of this Clause, use its best efforts to file a registration statement with the U.S. Securities and Exchange Commission and register the Consideration Shares for resale by Alex, unless TIS delivers to Alex a certificate signed by its chief executive officer stating that in the good faith judgment of TIS’ board of directors it would be materially detrimental to TIS for such registration statement to become effective at such time, in which case TIS may delay such registration for a period of up to 180 days. TIS will be entitled to include other securities in a registration effected pursuant to this section 2.2.

(c) The foregoing registration rights shall terminate when all shares held by Alex may be resold to the public under the Securities Act pursuant to Rule 144 or otherwise.

2.3	Accrual of Rights Attached To the Option Shares

All voting and other rights attached to the Option Shares shall accrue to TIS on the Exercise Date. During the Option Period Alex shall have no voting or other rights with respect to the Option Shares save as otherwise directed by TIS in which case, Alex shall exercise all voting and other rights in relation to the Option Shares at the direction of TIS according to TIS’s written instructions from time to time.

3	CONDITIONS

3.1	Conditions

The grant of the Option is conditional upon completion of the Stock Purchase Agreement occurring.

3.2	Failure to Satisfy Conditions

If the condition set out in Clause 3.1 shall not have been fully satisfied, then this Agreement shall terminate and cease to have effect and none of the Parties hereto shall have any claim against the other for costs, damages, compensation or otherwise, save for any claim arising from any antecedent breach.

4	WARRANTIES

4.1	Alex’s Warranties

Alex represents and warrants to and undertakes with TIS (with the intent that the provisions of this Clause shall continue to have full force and effect notwithstanding Completion):

(a)	that no person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, issue, sale or transfer of any shares in the capital of the Company or loan capital of the Company under any option or other agreement (including conversion rights and rights of pre-emption);

(b)	that it is the registered holder and beneficial owner of the Option Shares and it has full power and authority to exercise and enjoy all rights attaching to the Option Shares without the consent of any other person;

(c)	that apart for this Agreement there are no Encumbrances on the Option Shares and that the Option Shares are authorised, validly issued, allotted and fully paid-up and constitute 49% of the issued and paid-up capital of the Company;

(d)	that during the Option Period it will not dispose of any interest in the Option Shares or any right attaching to the Option Shares (save as may be required in pursuance of its obligations under this Agreement) or create or allow to be created any Encumbrance over the Option Shares or agree (whether subject to any condition precedent or condition subsequent or otherwise) to do any of such things; Provisions to that effect will be added to the Company’s Articles of Association to be adopted at the Relevant Date;

(e)	the number and kind of Option Shares purchasable initially upon the exercise of the Option and the payment of the Transfer Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(i)	Adjustment for Shares Splits and Combinations. If the Company at any time or from time to time effects a subdivision of the outstanding common shares, the number of Shares issuable upon exercise of the Option immediately before the subdivision shall be proportionately increased, and conversely, if the Company at any time or from time to time combines the outstanding common shares, the number of Shares issuable upon exercise of the Option immediately before the combination shall be proportionately decreased. Any adjustment under this Section 4.1(g)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)	Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time makes, or fixes a record date for the determination of holders of common shares entitled to receive a dividend or other distribution payable in additional common shares of the Company, then and in each such event the number of Option Shares issuable upon exercise of the Option shall be increased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the number of Option Shares issuable upon exercise of the Option by a fraction: (i) the numerator of which shall be the total number of shares of the Company issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares issuable in payment of such dividend or distribution, and (ii) the denominator of which is the total number of shares of the Company issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed thereof, the number of Shares issuable upon exercise of the Option shall be recomputed accordingly as of the close of business on such record date and thereafter the number of shares issuable upon exercise of the Option shall be adjusted pursuant to this Section 04.1(g)(ii) as of the time of actual payment of such dividends or distributions. In such event, Alex shall hold such dividends or other distributions on trust for TIS and pay to TIS the said amount in the event of the exercise of the option pursuant to this Agreement

(iii)	Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Shares entitled to receive a dividend or other distribution payable in securities of the Company other than shares of common stock, then in each such event provision shall be made so that TIS shall receive upon exercise of the Option, in addition to the number of Option Shares receivable thereupon, the amount of securities of the Company that TIS would have received had the Option been exercised for Shares immediately prior to such event (or the record date for such event) (the “Securities”) . In such event Alex shall deposit with Rajah & Tann all such Securities and the signing hereof by Alex shall be deemed irrevocable instruction to the Company to transfer such Securities to Rajah & Tann without the need for any further instructions.

(f)	That:

(i)	it has full power and capacity to grant the Option and to enter into and perform this Agreement and such agreement, when executed, will constitute valid and binding obligations on him; and

(ii)	the execution and delivery of, and the performance of its obligations under this Agreement will not result in a breach of any provision; or any agreement to which it is a party or which is binding on it or its assets; or result in a breach of any order, judgement or decree of any court, governmental agency or regulatory body to which it is a party or by which it is bound;

(iii)	Its obligations under this Agreement will, upon this Agreement being executed, be valid, binding and enforceable in accordance with their terms, and

(g)	acknowledges that TIS is entering into this Agreement in reliance on (inter alias) the above warranties, representations and undertakings and that TIS shall be entitled to treat the same as conditions of this Agreement.

4.2	Warranties to Be Separate and Independent

Save as expressly otherwise provided, each of Alex’s Warranties shall be separate and independent and shall not be limited by reference to anything in this Agreement and claims may be made whether or not TIS, prior to signing this Agreement, knew or could have discovered (whether by any investigation made by it or on its behalf into the affairs of the Company or otherwise) that any Warranty has not been complied with or carried out or is otherwise untrue or misleading.

4.3	Warranties to Remain True and Correct

Alex further represents and warrants to and undertakes with TIS that:

(a)	the Warranties will be fulfilled down to, and will be true and correct in all respects and not misleading at, Completion as if they had been entered into afresh at Completion;

(b)	if after the signing of this Agreement and before Completion any event shall occur or matter arises which results or may result in any of the Warranties being unfulfilled, untrue, misleading or incorrect in any respect at Completion, TIS shall be notified immediately fully thereof prior to Completion and such investigations concerning the event or matter which TIS may require shall be made; and

(c)	in relation to any Warranty which refers to his knowledge, information or belief, that it has made all necessary enquiries into the subject matter of that Warranty.

4.4	Warranties Not To Be Extinguished By Completion

Alex’s Warranties and all other provisions of this Agreement insofar as the same shall not have been performed at Completion shall not in any respect be extinguished or affected by Completion, or by any other event or matter whatsoever, except by a specific and duly authorised written waiver or release by TIS.

5	COMPLETION

5.1	Place and Date of Completion

Completion of the sale and purchase of the Option Shares shall take place at the registered office of the Desmond (or at such other place as may be agreed) at 12 noon on the day seven (7) days after the Exercise Date, provided that if such day is not a business day then Completion shall take place at 12 noon on the first business day thereafter.

5.2	Obligations on Completion

On Completion:

(a)	Alex shall:

(i)	Transfer or procure the transfer of the Option Shares and all Securities and Distributions accruing to such Option Shares during the Option Period to TIS;

(ii)	deliver or procure the delivery of all relevant share certificates and other documents of title in respect of the Option Shares to TIS;

(iii)	account to TIS for all benefits received in respect of the Option Shares between the Exercise Date and the date of Completion (both dates inclusive);

(iv)	deliver to TIS or as it shall direct any form of consent or waiver required from any other member of the Company to enable the transfer of the Option Shares to be registered in accordance with the Articles;

(v)	use his best endeavours to procure registration of the transfer of the Option Shares and all Securities and Distributions forthwith (subject to the transfer being stamped with any necessary stamp duty at the expense of TIS); and

(vi)	do such things and execute such documents as shall be necessary or TIS may reasonably request to give effect to the sale of the Option Shares on the Transfer Terms; and

(vii)	pay all costs, taxes and fees connected to and imposed upon the exercise of the Option and the transfer of the Option Shares hereunder.

5.3	Default In Completion

If any of the provisions of Clause 5.2 are not complied with on the date fixed for Completion the party hereto not in default may (without prejudice to its other rights and remedies):

(b)	defer Completion to a date not more than 28 days after such date (and so that the provisions of Clause 5.2 shall apply to Completion as so deferred); or

(c)	proceed to Completion so far as practicable (without prejudice its rights under this Agreement); or

(d)	rescind the contract of sale arising by virtue of the exercise of the Option whereupon this Agreement shall terminate.

6	DURATION OF OBLIGATIONS

6.1	Termination On Expiry Of Option Period

This Agreement shall terminate on the expiry of the Option Period if no Option Notice shall have been served on or prior to such time.

6.2	Termination On Fulfilment Of Obligations

If any Option Notice shall have been served on or prior to the expiry of the Option Period, this Agreement shall terminate upon the fulfilment of the Parties’ obligation under this Agreement.

6.3	Termination Upon Occurrence Of Events Of Default

This Agreement shall automatically terminate in the event that:

(a)	Alex is in breach of Clause 4.1 or Clause 7 and TIS serves notice on Alex terminating this Agreement;

(b)	the Company enters into liquidation or compound or makes any voluntary arrangement with its creditors or has a receiver, administrative receiver, administrator or other similar officer or encumbrancer appointed of it or over all or any part of its assets or takes or suffers any similar action in consequence of debt or becomes unable to pay its debts as and when they fall due.

6.4	Rights And Obligations To Cease Upon Termination

On any termination of this Agreement, and other than when specifically stated herein as to survival upon termination the rights and obligations of the parties hereto under this Agreement shall cease and determine save in respect of any antecedent breach of this Agreement.

7	UNDERTAKINGS PENDING TERMINATION

7.1	Alex’s Undertakings

Alex shall procure that until this Agreement terminates in accordance with Clause 6, unless with the written consent of TIS, the Company shall:

(a)	not effect any Reorganisation;

(b)	carry on business only in the ordinary course and in a manner consistent with its past practices, and accordingly shall not, except in the ordinary course of business;

(c)	not permit any of its insurances to lapse or do anything that would make any policy of insurance void or voidable;

(d)	not agree, conditionally or otherwise, to do any of the foregoing;

(e)	promptly upon obtaining knowledge thereof, give notice to TIS of:

(i)	any litigation, investigation or proceeding affecting it that could reasonably be expected to have a material adverse effect on its and/or on the Company’s business, operations, properties, prospects or condition (financial or otherwise);

(ii)	any event or matter that has resulted in a material adverse change in its and and/or the Company’s business, operations, prospects or condition (financial or otherwise);

(iii)	any event or development that had it existed or been known on the date of this Agreement would have been required to be disclosed by it under this Agreement or under the Stock Purchase Agreement; and

(iv)	any event or development that would cause any of Alex’s Warranties to be inaccurate or otherwise misleading.

(f)	Transfer to Rajah & Tann all Securities as required under Section 4.1(g)(iii) hereinabove;

(g)	In general use its best efforts and cooperate with TIS so as to give effect to and enable the performance of this Option Agreement;

8	MISCELLANEOUS

8.1	Entire Agreement

This Agreement embodies all the terms and conditions agreed upon between the Parties hereto as to the Option, and supersedes and cancels in all respects all previous agreements and undertakings, if any, between the Parties hereto with respect to the Option, whether such be written or oral.

8.2	Releases

Any liability to any party hereto under this Agreement may in whole or in part be released, compounded or compromised, or time or indulgence given, by it in its absolute discretion as regards the other party under such liability without in any way prejudicing or affecting its rights against such other party.

8.3	Waiver

No failure on the part of any party hereto to exercise and no delay on the part of such party in exercising any right hereunder will operate as a release or waiver thereof, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise of it or any other right or remedy.

8.4	Continuance Of Agreement

All provisions of this Agreement shall not, so far as they have not been performed at Completion, be in any respect extinguished or affected by Completion or by any other event or matter whatsoever and shall continue in full force and effect so far as they are capable of being performed or observed.

8.5	Successors And Assigns

This Agreement shall be binding on and shall enure for the benefit of each of the successors and assigns of the parties hereto. Any reference in this Agreement to either of the parties hereto shall be construed accordingly.

8.6	Extension Of Time

Any time, date or period mentioned in any provision of this Agreement may be extended by mutual agreement between the parties hereto in accordance with this Agreement or by agreement but as regards any time, date or period originally fixed or any time, date or period so extended as aforesaid time shall be of the essence.

8.7	Remedies Not Exclusive

No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any party hereto shall not constitute a waiver by such party of the right to pursue any other available remedies.

8.8	Illegality

If any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, continue to be valid as to its other provisions and the remainder of the affected provision; and the legality, validity and enforceability of such provision in any other jurisdiction shall be unaffected.

8.9	Notices

All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by prepaid registered post with recorded delivery, or by facsimile transmission addressed to the intended recipient thereof at its address or at its facsimile number, and marked for the attention of such person (if any), designated by it to the other parties hereto for the purposes of this Agreement or to such other address or facsimile number, and marked for the attention of such person, as a party hereto may from time to time duly notify the other parties hereto in writing.

8.10	Addresses And Facsimile Numbers

The addresses and facsimile numbers of the parties hereto for the purpose of this Agreement are specified below:

TIS

Address	:	2 HaBarzel Street, Ramat HaChayal, Tel Aviv, Israel
Facsimile No.	:	972-2-5667780
Attention	:	Ben Zvi Koren & Co., Law Offices 8 Ben Maimon Blvd., Jerusalem 92261

Alex

Address	:	30B Lorong H Telok Kurau Singapore 426019
Facsimile No.	:	+65 6742 7000

8.11	Deemed Delivery

Any such notice, demand or communication shall be deemed to have been duly served (if delivered personally or given or made by facsimile) immediately or (if given or made by letter) 2 business days after posting and in proving the same it shall be sufficient to show that personal delivery was made or that the envelope containing such notice was properly addressed, and duly stamped and posted or that the facsimile transmission was properly addressed and despatched.

8.12	No Merger On Completion

Notwithstanding Completion, the provisions of this Agreement shall not merge with the transfer or conveyance and be extinguished but shall remain in full force and effect as between the parties hereto insofar as the same shall not have been fulfilled.

8.13	Governing Law And Submission To Jurisdiction

This Agreement shall be governed by, and construed in accordance with, the laws of Israel. In relation to any legal action or proceedings arising out of or in connection with this Agreement (the ‘Proceedings’), each party hereto irrevocably submits to the exclusive jurisdiction of the courts of Israel. That submission shall not affect TIS’s right to take Proceedings in any other jurisdiction.

8.14	Assignment

The provisions under this Agreement shall not be assigned in whole or in part by Alex without the consent of TIS. TIS shall be entitled to assign its rights hereunder provided however Alex’s rights hereunder shall not be harmed.

SCHEDULE 1

PARTICULARS OF THE COMPANY

1.	Registration Number:	200414416M

2.	Registered Office:	7 Temasek Boulevard #27-01 Suntec Tower 1 Singapore 038987

3.	Date and Place of Incorporation:	5 November 2004, Singapore

4.	Issued and Fully Paid-Up
	Share Capital:	S$2.00

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

TOP IMAGE SYSTEMS LTD
)
SIGNED BY	)
)
for and on behalf of	)
TOP IMAGE SYSTEMS LTD	)
in the presence of:	)

TOH KIAN HONG

SIGNED BY	)
TOH KIAN HONG	)
in the presence of:	)

Schedule 3.2(b)

Debtors debts to Cecil

Creditors	Cecil
Debtors
Blitz Ltd.	HK$ 2,777,000.00

Schedule 3.2(c)

Debtors debts to Creditors

Creditors	PC Holdings Pte. Ltd.	Adept Holdings	PC Asia Nominees Ltd.
Debtors
Asiasoft(S) Pte. Ltd.	S$ 1,213,000.00	S$ 972,000.00
ACME Solutions Ltd.	HK$ 1,270,000.00
Asiasoft Systems (China) Ltd.			HK$ 9,761,000.00

Schedule 3.2(m)

EMPLOYMENT AGREEMENT

        This AGREEMENT (the “Agreement”) is made as of June 12, 2007, by and between Asiasoft Global Pte Ltd (Company Registration Number: 200424416M), a Singapore corporation with its headquarters located in 7 Temasek Boulevard #27-01 Suntec Tower One Singapore 038987 (the “Employer”), and Alex Toh Kian Hong, the holder of a Singapore passport No. 7607980C (the “Executive”). In consideration of the mutual covenants contained in this Agreement, the Employer and the Executive agree as follows:

        WHEREAS, the Employer desires to employ the Executive and the Executive desires to be employed by the Employer on the terms contained herein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

    1.        Employment. The Employer agrees to employ the Executive and the Executive agrees to be employed by the Employer on the terms and conditions set forth in this Agreement. The parties acknowledge that the Employee was employed by the Employer prior to the signing hereof (“Previous Employment Term”) and the parties hereby confirm that neither of them have any claim against the other with respect to the Previous Employment Term and that the Employee have received, prior to the signing hereof, full payment of all amount due to him in connection with the Previous Employment Term.

    2.        Capacity. The Executive shall serve the Employer as its Managing Director. The Executive shall also serve the Employer in such other or additional offices as the Executive may be requested to serve by the Board of Directors. In such capacity or capacities, the Executive shall perform such services and duties in connection with the business, affairs and operations of the Employer as may be assigned or delegated to the Executive from time to time by or under the authority of the Board of Directors.

    3.        Term. Subject to the provisions of Section 6, the term of employment pursuant to this Agreement (the “Term”) shall be 2 years from the Effective Date and shall be renewed automatically for periods of 1 year commencing at the first anniversary of the Effective Date and on each subsequent anniversary thereafter, unless the Employer gives written notice to the Executive not less than sixty (60) days prior to the date of any such anniversary of Employer’s election not to extend the Term for the purposes of this Agreement the “Effective Date” shall be the date of closing of the Stock Purchase Agreement entered into between Top Image Systems Ltd and PC Holdings Pte Ltd and Asiasoft Global Pte Ltd dated 12 June 2007. For the avoidance of doubt, this Agreement shall not be effective if there is no closing of the said Stock Purchase Agreement.

4. Compensation and Benefits. The regular compensation and benefits payable to the Executive under this Agreement shall be as follows:

    (a)        Salary. For all services rendered by the Executive under this Agreement, the Employer shall pay the Executive a gross salary (the “Salary”) at the annual rate of US$100,000 (one hundred thousand US dollars). The Salary does not include the Employer’s contribution to the Central Provident Fund (‘CPF’) which will be paid directly by the Employer to the CPF Board each month. The Salary may be increased from time to time in the discretion of the Board of Directors or the Compensation Committee of Company (the “Compensation Committee”) in accordance with the Employer’s customary practice. The Salary shall be payable on a monthly basis in accordance with the Employer’s usual practice for its senior executives.

    (b)        Regular Benefits. The Executive shall also be entitled to participate in any employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, vacation plans, expense reimbursement plans and other benefit plans which the Employer may from time to time have in effect for all or most of its senior executives, provided that no more than US$25,000 (twenty five thousand US dollars) shall be attributable to any benefit plan. Such participation shall be subject to the terms of the applicable plan documents, generally applicable policies of the Employer, applicable law and the discretion of the Board of Directors, the Compensation Committee or any administrative or other committee provided for in or contemplated by any such plan. Nothing contained in this Agreement shall be construed to create any obligation on the part of the Employer to establish any such plan or to maintain the effectiveness of any such plan which may be in effect from time to time.

(c) Handphone and Petrol Allowance. The Executive shall be entitled to a monthly handphone and petrol allowance of US$400.00

    (d)        Incentive Compensation. Subject to the achievement of the performance targets detailed bellow, the Employer shall pay the Executive, in addition to the Salary as set forth in Section 4(a) above, and with respect to the first two years of the Term, the following incentive compensation (“Incentive Compensation”):

    (i)        With respect to the fiscal year 2007, upon the attainment of both the following Turnover Target and Net Profit Target, a bonus of ten percent (10%) of the Employer Net Profit for the year 2007. Net Profit shall mean net profit after tax according to the Employer’s audited financial statements for the relevant year:

(A) Employer’s turnover of US$7,700,000 (seven million seven hundred thousand US dollars) (“Turnover Target”); and

(B) Employer’s Net Profit of US$250,000 (two hundred fifty thousand US dollars)(“Net Profit Target”).

    (ii)        With respect to the fiscal year 2008, the Turnover Target and Net Profit Target will be determined by the Employer’s Board of Directors (or such other organ as the Employer’s customary practice requires) by the end of the year 2007.

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    (iii)        Incentive Compensation thereafter will be subject to the discretion of the Board of Directors or the Compensation Committee in accordance with the Employer’s customary practice. In any event Bonus amounts shall not be subject to any social or other befits provisions and shall be deemed voluntary payments.

(iv) The incentive compensation amounts calculated above are gross and include the Employer’s CPF contributions.

    (e)        Taxation of Payments and Benefits. The Employer shall undertake to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. Payments under this Agreement shall be in amounts net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the Employer to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

    (f)        Exclusivity of Salary and Benefits. The Executive shall not be entitled to any payments or benefits other than those provided under this Agreement. For purposes of any applicable minimum wage, equal pay and overtime pay law or regulation, the Executive is acting as a senior executive employee and therefore will not be entitled to overtime or other additional compensation for services performed during evenings, weekends, holidays, or at other times.

    (g)        Deductibility of Benefits to Employer. It is the intention of the Executive and of the Employer that no payments by the Employer to or for the benefit of the Executive under this Agreement or any other agreement or plan, if any, pursuant to which the Executive is entitled to receive payments or benefits shall be nondeductible to the Employer by reason of the operation of any relevant law. Accordingly, and notwithstanding any other provision of this Agreement or any such agreement or plan, if by reason of the operation of any law, any such payments exceed the amount which can be deducted by the Employer, such payments shall be reduced to the maximum amount which can be deducted by the Employer. To the extent that payments exceeding such maximum deductible amount have been made to or for the benefit of the Executive, such excess payments shall be refunded to the Employer with interest thereon, compounded annually, or at such other rate as may be required in order that no such payments shall be nondeductible to the Employer by reason of the operation of any law. To the extent that there is more than one method of reducing the payments to bring them within the limitations of such law, the Executive shall determine which method shall be followed, provided that if the Executive fails to make such determination within forty-five (45) days after the Employer has given notice of the need for such reduction, the Employer may determine the method of such reduction in its sole discretion.

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    5.        Extent of Service. During the Executive’s employment under this Agreement, the Executive shall, subject to the direction and supervision of the Board of Directors, devote the Executive’s full business time, best efforts and business judgment, skill and knowledge to the advancement of the Employer’s interests and to the discharge of the Executive’s duties and responsibilities under this Agreement. The Executive shall not engage in any other business activity or the provision of any services, except as may be approved by the Board of Directors; provided that nothing in this Agreement shall be construed as preventing the Executive from:

    (a)        investing the Executive’s assets in any company or other entity in a manner not prohibited by Section 7(d) and in such form or manner as shall not require any material activities on the Executive’s part in connection with the operations or affairs of the companies or other entities in which such investments are made; or

    (b)        engaging in religious, charitable or other community or non-profit activities that do not impair the Executive’s ability to fulfill the Executive’s duties and responsibilities under this Agreement.

6. Termination. Notwithstanding the provisions of Section 3, the Executive’s employment under this Agreement shall terminate under the following circumstances set forth in this Section 6.

    (a)        Termination by the Employer for Cause. The Executive’s employment under this Agreement may be terminated for cause without further liability on the part of the Employer effective immediately upon a vote of the Board of Directors and written notice to the Executive. Only the following shall constitute “Cause” for such termination:

    (i)        the indictment of the Executive for any offense involving moral turpitude, deceit, dishonesty or fraud (“indictment,” for these purposes, meaning an indictment, probable cause hearing or any other procedure pursuant to which an initial determination of probable or reasonable cause with respect to such offense is made);

    (ii)        failure to perform to the reasonable satisfaction of the Board of Directors a substantial portion of the Executive’s duties and responsibilities assigned or delegated under this Agreement, which failure continues, in the reasonable judgment of the Board of Directors provided however that the Executive did not take corrective action following a written notice given to the Executive by the Board of Directors.

    (iii)        gross negligence or willful misconduct in the conduct of the Executive’s duties hereunder, or insubordination of the Executive with respect to the Employer or any affiliate of the Employer, or commission of an act of personal dishonesty or breach of fiduciary duty in connection with the Executive’s employment with the Company.

    (iv)        material breach by the Executive of any of the Executive’s obligations under this Agreement, not cured, if curable, within fourteen (14) calendar days following written notice given to the Executive by the Board of Directors.

4

    (b)        Termination by the Executive. The Executive’s employment under this Agreement may be terminated by the Executive by written notice to the Board of Directors at least sixty (60) days prior to such termination provided however that such termination shall not take effect prior to the second anniversary of the signing hereof.

    (c)        Termination by the Employer Without Cause. The Executive’s employment under this Agreement may be terminated by the Employer without cause by a vote of the Board of Directors upon written notice to the Executive at least sixty (60) days prior to such termination.

    (d)        Effect of Termination. Unless otherwise specifically provided in this Agreement or otherwise required by law, all compensation and benefits payable to the Executive under this Agreement shall terminate on the date of termination of the Executive’s employment under this Agreement (the “Termination Date”). In the event that the Executive is terminated for cause, the Executive shall not be entitled to any Incentive Compensation hereunder for the year in which such termination occurs.

    (e)        Disability. This Agreement may be terminated by the Board of Directors by 30 days’ written notice in the event the Employee is rendered incapable by illness or any other disability from performing his duties and functions hereunder, for a cumulative (but not necessarily consecutive) period in excess of 90 days per annum during the term of this Agreement (“Disability”). In such case the Executive shall receive full Salary (less any disability pay or sick pay benefits to which the Executive may be entitled under the Employer’s policies) and benefits under Section 4 of this Agreement (except to the extent that the Executive may be ineligible for one or more such benefits under applicable plan terms) through the date of the notice of termination.

Should any question arise as to whether during any period the Executive is disabled so as to be unable to perform his duties and functions hereunder, the Executive may, and at the request of the Employer shall, submit to the Employer a certification in reasonable detail by a physician selected by the Employer to whom the Executive or the Executive’s guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question arises and the Executive fails to submit such certification, the Employer’s determination of such issue shall be binding on the Executive. Nothing in this Section 6(e) shall be construed to waive the Executive’s rights, if any, under existing law.

    (f)        Cessation of Benefits. Notwithstanding anything contained in this Section 6 or this Agreement to the contrary, the obligation to make any payments hereunder or otherwise provide benefits shall cease immediately in the event of a breach of Section 7 by the Executive.

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7. Confidential Information, Noncompetition and Cooperation.

    (a)        Confidential Information. As used in this Agreement, "Confidential Information" means information belonging to or possessed by the Employer which is of value to the Employer and the disclosure of which could result in a competitive or other disadvantage to the Employer. Confidential Information includes, without limitation, financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities). Confidential Information includes any information (including in particular any ideas, inventions, know-how and intellectual property) developed by the Executive alone or together with others in the course of the Executive's employment by the Employer (including employment during the Previous Employment Term), which shall be the sole and exclusive property of the Employer (which the Executive shall take any requisite action to confirm if required) and of which the Executive undertakes to maintain adequate and current records, as well as other information to which the Executive may have access in connection with the Executive's employment. Confidential Information also includes the confidential information of others with which the Employer has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of the Executive's duties under Section 7(b).

    (b)        Confidentiality. The Executive understands and agrees that the Executive's employment creates a relationship of confidence and trust between the Executive and the Employer with respect to all Confidential Information. At all times, both during the Executive's employment with the Employer and after its termination, the Executive will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the written consent of the Employer, except as may be necessary in the ordinary course of performing the Executive's duties to the Employer.

    (c)        Documents, Records, etc. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Employer or are produced by the Executive in connection with the Executive's employment will be and remain the sole property of the Employer. The Executive will return to the Employer all such materials and property as and when requested by the Employer. In any event, the Executive will return all such materials and property immediately upon termination of the Executive's employment for any reason. The Executive will not retain any such material or property or any copies thereof after such termination. Such material, however, does not include documents and files relating to the Executive's employment, benefits, obligations or otherwise pertaining to the Executive's career and relationship with the Employer, which the Executive may retain.

6

    (d)        Noncompetition and Nonsolicitation. During the Term and for eighteen (18) months thereafter, the Executive (i) will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, engage, participate, assist or invest in any Competing Business (as hereinafter defined or otherwise engage in any activity that competes with the business of the Employer or any of its affiliates); (ii) will refrain from directly or indirectly employing (as an employee, consultant or otherwise, attempting to employ, recruiting or otherwise soliciting, inducing or influencing any person to leave employment with the Employer; and (iii) will refrain from any business relationship with any customer or supplier of the Employer; and (iv) shall refrain from soliciting or encouraging any customer or supplier of the Employer to terminate or otherwise modify adversely its business relationship with the Employer or any of its affiliates. The Executive understands that the restrictions set forth in this Section 7(d) are intended to protect the Employer's interest in its Confidential Information and established employee, customer and supplier relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose. For purposes of this Agreement: (i) the term "Competing Business" shall mean any business which is competitive with any business which the Employer or any of its affiliates conducts or proposes to conduct at any time during the employment of the Executive; (ii) the term Employer shall include any Affiliate of the Employer, as such term is defined in the Share Purchase Agreement dated 12 June 2007 between the parties hereto and Top Image Systems Ltd. Notwithstanding the foregoing, the Executive may own up to one percent (1%) of the outstanding stock of a publicly held corporation which constitutes or is affiliated with a Competing Business.

    (e)        Third-Party Agreements and Rights. The Executive hereby confirms that the Executive is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Executive's use or disclosure of information or the Executive's engagement in any business. The Executive represents to the Employer that the Executive's execution of this Agreement, the Executive's employment with the Employer and the performance of the Executive's proposed duties for the Employer will not violate any obligations the Executive may have to any such previous employer or other party. In the Executive's work for the Employer, the Executive will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Executive will not bring to the premises of the Employer any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

    (f)        Litigation and Regulatory Cooperation. During and after the Executive's employment, the Executive shall fully cooperate with the Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer which relate to events or occurrences that transpired while the Executive was employed by the Employer. The Executive's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer at mutually convenient times. During and after the Executive's employment, the Executive also shall fully cooperate with the Employer in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Employer. The Employer shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive's performance of obligations pursuant to this Section 7(f), subject to production of appropriate support documentation. The Executive shall not incur any expenses in excess of $500 without the Employer's prior written approval.

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    (g)        Injunction. The Executive agrees that it would be difficult to measure any damages caused to the Employer which might result from any breach by the Executive of the promises set forth in this Section 7, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly the Executive agrees that if the Executive breaches, or proposes to breach, any portion of this Agreement, the Employer shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Employer.

    8.        Consent to Jurisdiction. The parties hereby consent, to the extent permitted by applicable law, to the jurisdiction of the competent courts in Tel Aviv, Israel. Accordingly, with respect to any such court action, the Executive (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

    9.        Integration. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter.

    10.        Assignment; Successors and Assigns, etc. Neither the Employer nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided that the Employer may assign its rights under this Agreement without the consent of the Executive to any corporation or other entity which, directly or indirectly, controls or is controlled by the Employer or is under common control with the Employer or to any corporation or other entity succeeding to all or a substantial portion of the Employer's business or assets, provided that such assignee consents to assume the Employer's obligations hereunder. This Agreement shall inure to the benefit of and be binding upon the Employer and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

    11.        Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

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    12.        Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

    13.        Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Employer or, in the case of the Employer, at its main offices, attention of Toh Kian Hong, and shall be effective on the date of delivery in person or by courier or three (3) days after the date mailed.

14. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Employer.

    15.        Governing Law. This Agreement shall be construed, to the extent permitted by applicable law, under and be governed in all respects by the laws of Israel, without giving effect to the conflict of laws principles thereof.

    16.        Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

        IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Employer, by its duly authorized officer, and by the Executive, as of the Effective Date.

EMPLOYER BY: —————————————— —————————————— Executive

9

Schedule 4.5(a)1

Singapore

Asiasoft Global Pte. Ltd.

Schedule 4.5(b)

The Company and its subsidiaries has all requisite corporate power and authority to own, lease, operate and transfer its assets, and to carry on the Business as now being conducted in the jurisdictions listed as follows:

Singapore	Hong Kong	China	Philippines	Thailand	Malaysia
Asiasoft (S) Pte. Ltd.	Blitz Technologies Limited	Shanghai Asiasoft Ltd.	Asiasoft Phillipnes Ltd	Asiasoft Thailand	Asiasoft (M) Thailand
	ACME Solutions Ltd.	Bisoft Technologies Co. Ltd.
	Asiasoft HK Ltd.	Asiasoft Solutions (GZ) Limited
Asiasoft System (China) Limited
AS Solutions (HK) Limited

Schedule 4.5(2)

Equity Interest of Company and structure of Subsidiaries

Asiasoft Global Pte Ltd

PC Holdings 51%

Alex Toh 49%

Asiasoft (S) Pte Ltd

ASG 100%

Asiasoft Solutions (HK) Limited

ASG – 51%

Cecil – 49%

Blitz Technologies
Limited

ASG – 51%
Wife of Cecil – 49%

Asiasoft System (China) Limited

ASG 100% (1 share held by
PC Nominees Limited on trust
for ASG)

Bizoft Technologies Co. Ltd

ASG 51%

- via trust declaration with
Cecil

- Cecil in turn holds all the
shares of Bizoft via a trust
declaration with both s

(Singapore)

(Singapore)

(HK)

(HK)

(HK)

(China)

Asiasoft
Hong Kong
Limited

AS(S)
23.38%

ACME Solutions Limited

Asiasoft Solutions (HK) Limited
– 100% (1 share held by Cecil
on trust for Asiasoft Solutions
(HK) Limited)

Shanghai Asiasoft Ltd

- Asiasoft System
(China) Limited –
99.18%

- Mingzhong – 0.82%

Asiasoft Solutions
(GZ) Limited

ASG 51%

- via trust declaration
with Cecil

- Cecil is sole
registered
shareholder

(HK)

(HK)

(China)

(China)

Asiasoft
MY Ltd -
AS(S) 30%

.

Asiasoft
Phillipines -
AS(S) 15%

(Malaysia)

(Philippines)

Asiasoft
Thailand 100%

(Thailand)

Schedule 4.5 (f) –Directors and officers

Name of Company	Name	Position
Asiasof Global Pte. Ltd.	Toh Kian Hong	Director
Asiasof Global Pte. Ltd.	Wong Chun Thieh	Director
Asiasof (S) Pte. Ltd.	Toh Kian Hong	Director
Asiasof (S) Pte. Ltd.	Wong Chun Thieh	Director
Asiasof (S) Pte. Ltd.	Larry Sim	General Manager
Blitz Technologies Limited	Cecil Tai	Director,GM
Shanghai Asiasoft Ltd.	David Xiao	Chairman
Shanghai Asiasoft Ltd.	Shu Wen	GM
Shanghai Asiasoft Ltd.	Xu Shu Wen	Financial Controller
ACME Solutions Ltd.	Toh Kian Hong	Director
ACME Solutions Ltd.	Vincent Leung	Business Development Manager
ACME Solutions Ltd.	Cecil Tai	Director,GM
Asiasoft MY	Toh Kian Hong	Director
Asiasoft HK Ltd.	Toh Kian Hong	Director
AS Solutions (HK) Limited	Toh Kian Hong	Director
AS Solutions (HK) Limited	Cecil Tai	Director,GM

Schedule 4.7 (a)

Most recent financial statements

Group Consolidated – FY06A PL

Currency: S$000	AS Global	AS Sin	ACME	Bizoft	AS Sys	AS SH	Blitz	Total	Elimination	Adj	FY06A

Sales	-	4,867	1,210	451	-	3,788	342	10,658	(433)	-	10,225
Cost of sales	-	(4,042)	(897)	(12)	-	(4,310)	(463)	(9,724)	433	-	(9,291)
Gross profit	-	825	313	439	-	(522)	(121)	934	-	-	934
Other income	-	236	886	-	-	1,043	-	2,165	-	-	2,165
Distribution
expenses	-	(32)	(132)	(213)	-	(130)	(5)	(512)	-	-	(512)
Administrative
expenses	(10)	(1,134)	(275)	(202)	(3)	(394)	(12)	(2,030)	-	-	(2,030)
Subsidy	-	-	-	-	-	17	-	17	-	-	17
Finance cost	-	(6)	2	-	-	-	(7)	(11)	-	(3)	(14)
Profit/ (loss)
before tax	(10)	(111)	794	24	(3)	14	(145)	563	-	(3)	560
Income tax expense	-	-	-	(15)	-	-	-	(15)	-	-	(15)

Profit/ (loss)
after tax	(10)	(111)	794	9	(3)	14	(145)	548	-	(3)	545

Depreciation	-	5	6	-	-	25	3	39	-	-	39
Finance expenses	-	-	-	-	-	-	5	5	-	-	5
Income tax	-	-	-	15	-	-	-	15	-	-	15

EBITDA	(10)	(106)	800	24	(3)	39	(137)	607	-	(3)	604

Source: Management
Schedules
Ref: Group Consolidated – FY06A PL – Section PL – Profit and Loss Analysis

Group – BS as at Dec06A

Currency: S$000	AS Global	AS Sin	ACME	Bizoft	AS Sys	AS SH	Blitz	Total	Elimination	Adj	Dec06A

Non-current assets
Fixed assets	-	20	15	29	-	119	9	192	-	-	192
Investment in subsi & assoc	-	152	-	-	102	-	-	254	(102)	-	152
Long-term prepayment	-	-	-	5	-	10	-	15	-	-	15
Total non-current assets	-	172	15	34	102	129	9	461	(102)	-	359
Current assets
Work-in-progress	-	(2)	-	-	-	-	-	(2)	-	-	(2)
Stocks	-	-	6	-	-	-	-	6	-	-	6
Trade debtors	-	1,237	125	259	-	163	50	1,833	(113)	-	1,720
Payments On Accounts	-	-	244	-	-	-	-	244	-	-	244
Amount due from Director	-	-	9	-	-	-	-	9	-	-	9
Prepayment & deposits	-	40	15	-	-	75	-	130	-	-	130
Gross amount due from
customer for contract work	-	-	31	-	-	-	94	125	-	-	125
Other debtors	-	(2)	-	117	-	17	-	132	-	-	132
Trade debts due from
related co.	-	-	-	-	-	-	22	22	(22)	-	-
Amount due from interco	-	12	-	-	-	-		12	(142)	130	-
Amount due from related co.	-	-	-	-	-	-	130	130	(130)	22	22
Cash and cash equivalent	-	298	3	89	-	973	3	1,365	-	-	1,365
Total current assets	-	1,583	433	465	-	1,228	298	4,006	(407)	152	3,751
Total assets	-	1,755	448	498	102	1,357	307	4,468	(509)	152	4,111
Current liabilities
Trade creditors and
accruals	-	(1,124)	(267)	-	(2)	(599)	(1)	(1,993)	77	(152)	(2,068)
Short Term Loans	-	-	-	-	-	-	(13)	(13)	-	-	(13)
Other creditors	-	(437)	-	(676)	(1,923)	(444)	-	(3,480)	127	-	(3,353)
Deferred Tax Liabilities
(AS SH)	-	-	-	-	-	(26)	-	(26)	-	-	(26)
Deposits from Customers	-	-	(15)	-	-	-	-	(15)	-	-	(15)
Loan from a director	-	(30)	-	-	-	-	(548)	(578)	-	-	(578)
Amount due to interco	(10)	(2,222)	-	-	-	-	-	(2,232)	10	2,222	-
Amount due to related co.	-	-	(251)	(127)	-	-	-	(378)	168	(2,222)	(2,432)
Trade debts due to a
related co.	-	-	(22)	-	-	-	-	(22)	22	-	-
Amount due to AS HK	-	-	(11)	-	-	-	-	(11)	-	-	(11)
Accrued Expenses	-	-	(90)	-	-	-	(3)	(93)	-	-	(93)
Payments Received on
Accounts	-	-	(100)	-	-	-	(87)	(187)	-	-	(187)
Total current liabilities	(10)	(3,813)	(756)	(803)	(1,925)	(1,069)	(652)	(9,028)	404	(152)	(8,776)
Non-Current liabilities
Bank Loan - Unsecured	-	-	-	-	-	-	(39)	(39)	-	-	(39)
Total non-current
liabilities	-	-	-	-	-	-	(39)	(39)	-	-	(39)
Total liabilities	(10)	(3,813)	(756)	(803)	(1,925)	(1,069)	(691)	(9,067)	404	(152)	(8,815)

Total net assets	(10)	(2,058)	(308)	(305)	(1,823)	288	(384)	(4,600)	(105)	-	(4,705)

EQUITY
Share capital	-	3,000	2	-	-	1,987	-	4,989	(102)	-	4,887
Capital Reserves (AS SH)	-	-	-	127	-	48	-	175	-	-	175
Share premium account	-	875	-	-	-	-	-	875	-	-	875
Translation reserve	-	-	65	22	166	88	27	368	-	-	368
Year to date retained
earnings	(10)	(111)	794	9	(3)	14	(145)	548	(3)	-	545
Retained earnings brought
forward	-	(5,822)	(1,169)	(463)	(1,986)	(1,849)	(266)	(11,555)	-	-	(11,555)
Total equity	(10)	(2,058)	(308)	(305)	(1,823)	288	(384)	(4,600)	(105)	-	(4,705)

Source: Management
Schedules

Ref: Group - BS as at Dec06A - Section BS - Balance Sheet Analysis

Schedule 4.7 (b)

Management financial statements

Profit and Loss
Currency: $000	Notes	AS Sin	AS SH	ACME	Total

Sales		3,179	880	152	4,211
Cost of sales		(2,986)	(1,038)	(97)	(4,121)
Gross profit		193	(158)	55	90
Other income		1	415	-	415
Distribution expenses		(2)	(86)	(23)	(111)
Administrative expenses		(312)	(185)	(55)	(552)
Subsidy		-	-	-	-
Finance cost		-	-	-	-
Profit/ (loss) before tax		(120)	(14)	(23)	(157)
Income tax expense		-	-	-	-

Profit/ (loss) after tax		(120)	(14)	(23)	(157)

Depreciation		-	-	-	-
Finance expenses		-	-	-	-
Income tax		-	(10)	-	(10)

EBITDA		(120)	(24)	(23)	(167)

Balance Sheet
Currency: $000	Notes	AS Sin	AS SH	ACME	Total

ASSETS
Non-current assets
Fixed assets		25	70	10	105
Investment in subsi & assoc		98	-	-	98
Long-term investments		-	-	-	-
Total non-current assets		123	70	10	203

Current assets
Work-in-progress		(231)	-	-	(231)
Stocks		-	-	-	-
Trade debtors		1,290	247	39	1,577
Payments On Accounts		-	-	228	228
Amount due from Director		-	-	-	-
Prepayment & deposits		64	39	14	117
Gross amount due from customer
for contract work		-	-	31	31
Other debtors		(1)	134	-	133
Trade debts due from related co.		-	-	-	-
Amount due from interco		83	-	-	83
Amount due from related co.		-	-	-	-
Cash and cash equivalent		15	247	19	281
Deferred expenses		-	6	-	6
Total current assets		1,220	674	330	2,224
Total assets		1,344	744	340	2,428

Current liabilities
Trade creditors and accruals		(969)	(36)	(177)	(1,182)
Short Term Loans		-	-	-	-
Other creditors		(119)	(208)		(328)
Deferred Tax Liabilities (AS SH)		-	(114)		(114)
Deposits from Customers		-	-		-
Unrealised income		-	(78)		(78)
Loan from a director		(201)	-	(77)	(278)
Amount due to interco		(1,445)	-	(159)	(1,604)
Amount due to related co.		-	-	(14)	(14)
Trade debts due to a related co.		-	-		-
Amount due to AS HK		-	-	(7)	(7)
Accrued Expenses		-	-	(34)	(34)
Payments Received on Accounts		0	0	(60)	(60)
Gross amt due to customer		0	0	(9)	(9)
Total current liabilities		(2,735)	(437)	(537)	(3,709)

Non-Current liabilities
Bank Loan - Unsecured		-	-	-	-
Total non-current liabilities		-	-	-	-

Total liabilities		(2,735)	(437)	(537)	(3,709)

Total net assets		(1,391)	307	(197)	(1,281)

EQUITY
Share capital		3,000	1,979	2	4,981
Capital Reserves (AS SH)			-		-
Share premium account		875	-	-	875
Translation reserve		-	-	-	-
Year to date retained earnings		(188)	(39)	(39)	(266)
Retained earnings brought forward		(5,932)	(1,696)	(302)	(7,930)

Total equity		(2,245)	244	(339)	(2,340)

Schedule 4.12

Intellectual Property

Jurisdiction	Asiasoft Entity	IP Details	Comments
Singapore	Asiasoft Global Pte Ltd	None	None
	Asiasoft (S) Pte Ltd	Domain Names	Asiasoftglobal.com Asiasoft.com.sg Asiasoftsolutions.com
	Asiasoft (S) Pte Ltd	Aware S3	As per EDB development grant contract. No official patents were filed.

Hong Kong	ACME Solutions Limited	Domain Names	Acmesolutions.com
	Blitz Technologies Limited	Domain Names	Bizoft.com.hk
	Asiasoft Solutions (HK) Limited	[Based on HK report] No registered IP.	Blitz Technologies hold the unregistered IP for: 1) Aware Capture 2) Aware Capture Lite 3) Aware Content Manager 4) Aware DMA All other Hong Kong entities do not hold any IP.
ACME Solutions Limited
Blitz Technologies Limited
Asiasoft Systems (China) Limited
Asiasoft Hong Kong Limited

China	Shanghai Asiasoft Ltd	Domain names	Asiasoft.cn
	Bizoft Technologies Co. Ltd.	Domain names	Bizoft.com.cn
	Asiasoft Solutions (GZ) Limited	None	None

Schedule 4.13

Major Vendors and Customers

Peremex Pte Ltd	Singapore	Customer
HP Singapore (Sales) Pte Ltd	Singapore	Customer
Kodak (Singapore) Pte Ltd	Singapore	Customer
United Overseas Bank Limited	Singapore	Customer
Bank Of Communications Ltd	Shanghai	Customer
Shanghai Mobile Ltd	Shanghai	Customer
Fujitsu China Ltd	Shanghai	Customer
PCCW Hong Kong Ltd	Hong Kong	Customer
HK Environment Protection Dept	Hong Kong	Customer
Citic Ka Wah Bank Limited	Hong Kong	Customer
Fuji Xerox (Hong Kong) Limited	Hong Kong	Customer
Fuji Xerox (Singapore) Limited	Singapore	Customer
Kodak (China) Limited	Guangzhou	Customer
Industrial Bank Limited	Guangzhou	Customer
Ingram Micro Pte Ltd	Singapore	Vendor
FileNet Corporation	Hong Kong	Vendor

SCHEDULE 4.14(a)(i)

Jurisdiction	Asiasoft Entity	License details	Comments
Singapore	Asiasoft Global Pte Ltd	[No licenses]
	Asiasoft (S) Pte Ltd	Limited trademark license granted to Asiasoft (S) Pte Ltd by Microsoft Regional Sales Corporation in respect of the Microsoft logo.	License granted pursuant to partnership agreement renewable on 28 February every year.

Hong Kong	Asiasoft Solutions (HK) Limited	1. License granted from Penpower to Asiasoft Solutions (HK) Limited for the sale of 2000 pieces per annum of certain software (component products of S3)	None
ACME Solutions Limited	1. AVIT Solutions Limited permitted ACME to use ImagXpress and SmartScan Xpress.

		2. Software AG (Hong Kong) Limited allowed ACME to enter into a Technical Services agreement with Hong Kong Polytechnic University for their Licensed Software in return for a certain fee.	1. Permission given through the Pegasus email only. 2. None
	Blitz Technologies Limited	1. License granted from Penpower to Blitz for the sale of 2000 pieces per annum of certain software (component products of S3)	Latest license update was the transfer to Asiasoft Solutions (HK) with the same terms and conditions
	Asiasoft Systems (China) Limited	No record of any licenses.	None
	Asiasoft Hong Kong Limited	No record of any licenses.	Vendor distribution contracts but Asiasoft Singapore is a minority stakeholder in Asiasoft Hong Kong Limited.

China	Shanghai Asiasoft Ltd.	1. Business license for and including development, design and manufacture of computer software, sales of self-manufactured products, design, installment, test and maintenance of computer systems and supply of relevant technology consultancies and services.	None
	Bizoft Technologies Co. Ltd.	Business license for computer technology services; development and retail; computer hardware and software; wholesale and retail (excluding those products controlled by the state).	None
	Asiasoft Solutions (GZ) Limited	Business license for computer technology services; development and sales of software.	None

SCHEDULE 4.14(a)(ii)

Major Software Contract

Jurisdiction	Asiasoft Entity	Name of Customer
Singapore	Asiasoft (S) Pte Ltd	1. Kodak/AS(S) Contract & Kodak/ABB Contract 2. Hewlett-Packard 3. JSY Systems
Hong Kong	Asiasoft Solutions (HK) Limited	None
	ACME Solutions Limited	1. Chinese University of Hong Kong 2. Bank of East Asia
	Blitz Technologies Limited	None
	Asiasoft Systems (China) Limited	None
	Asiasoft Hong Kong Limited	HP
China	Shanghai Asiasoft Ltd.	None
	Bizoft Technologies Co. Ltd.	Xin Ao
	Asiasoft Solutions (GZ) Limited	None

SCHEDULE 4.14(a)(iii)

Major Maintenance & support Contracts

Jurisdiction	Asiasoft Entity	Name of Customer
Singapore	Asiasoft (S) Pte Ltd	1. Hewlett-Packard Singapore (Sales) Pte Ltd.
    2. Eng Tic Lee Achieve Pte Ltd
    3. GE Money Pte Ltd
    4. Institute of Molecular and Cell Biology
    5. ING Asia Private Bank Limited
    6. International Bearings Pte Ltd
    7. Minsitry of Defence
    8. National Healthcare Group Pte Ltd
    9. Opentech Consulting Pte Ltd
    10. Seabanc Institute Brokers Pte Ltd
    11. STATS ChipPAC Ltd
    12. Singapore Institute of Manufacturing Technology
    13. Hewlett-Packard Asia Pacific Pte Ltd c/o Visa International (Asia-Pacific) Ltd
    14. Wyeth Nutritionals (S) Pte Ltd
    15. YKK Holding Asia Pte Ltd
    16. Eagle Shipmanagement Pte Ltd
    17. National Library Board
    18. KSP Infosystems Pte Ltd
19. Singapore Reinsurance Corporation Ltd
Hong Kong	Asiasoft Solutions (HK) Limited	None
	ACME Solutions Limited	1. Chinese University of Hong Kong 2. Bank of East Asia
	Blitz Technologies Limited	None
	Asiasoft Systems (China) Limited	None
	Asiasoft Hong Kong Limited	1. HP 2. Citic Ka Wah Bank Limited
China	Shanghai Asiasoft Ltd.	Bank of Communication China
	Bizoft Technologies Co. Ltd.	Xin Ao Industrial Bank
Asiasoft Solutions (GZ) Limited

SCHEDULE 4.14(a)(iv)

Leases Contracts

Jurisdiction	Asiasoft Entity	Details
Singapore	Asiasoft (S) Pte Ltd	Sam An Holdings Pte Ltd dated 28 February 2007.
Lease agreement in respect of the premises known as No. 7 Temasek Boulevard #27-01, Suntec Tower One, Singapore 038987.
The term of the lease is two (2) years commencing on 1 March 2007
Hong Kong	Asiasoft Solutions (HK) Limited	None
	ACME Solutions Limited	Tung Wah Group dated June 1 2006. Term of lease is 2 years.
	Blitz Technologies Limited	None
	Asiasoft Systems (China) Limited	None
	Asiasoft Hong Kong Limited	None
China	Shanghai Asiasoft Ltd.	Shanghai Arsen dated December 1 2003 and February 28 2005
Bizoft Technologies Co. Ltd.	According to the space using contract among Xianda Hotel, Bizoft and Facility Center dated 4 November 2004, Xianda Hotel leases Bizoft Room 603A for five years from 1 November 2004 to 31 October 2009. Facility Center shall pay part of the rent for Bizoft to Xinda Hotel in the initial two years. Bizoft shall pay all the rent by itself from the third year. Bizoft is entitled to the right of first refusal.

According to the building leasing contract between Xianda Hotel and Bizoft dated 1 January 2007, Bizoft rent Room 603A of Xianda Hotel from 25 June 2006 to 30 December 2007.

According to the space using contract among Xianda Hotel, Bizoft and Facility Center on 17 February 2004, Xianda Hotel leases Bizoft Room 708 for 5 years from 1 March 2004 to 28 February 2009. Facility Center is also paying part of rent for Bizoft to Xinda Hotel from 1 March 2004 to 28 February 2006.
	Asiasoft Solutions (GZ) Limited	Lease of property located in Room 611 No. 144 Huangsha Avenue, Liwan District, Guangzhou as the office for Asiasoft GZ, entered into by Guangzhou Xian Da Hotel Co., Ltd. and Mr. Tai.

Schedule 4.14(a)(v)

Unfilled Sales Orders

List as per 30th May 2007:

Customer Name	Bill Date	Invoice	Cost	Profit	GP

ACME Solutions		3,465.00	2,425.50	1,039.50	30.00

A&T freight Management Pte Ltd	End of June	2,343.00	1,640.76	702.24	29.97

Bioskin Holdings Pte Ltd	End of June	6,704.50	4,693.15	2,011.35	30.00

MI COMMUNICATIONS Pte Ltd	End of June	3,493.50	2,771.57	721.93	20.66

MI COMMUNICATIONS Pte Ltd	End of July	3,493.50	2,771.57	721.93	20.66

MI COMMUNICATIONS Pte Ltd	End of Aug	3,493.50	2,771.57	721.93	20.66

National Industrial Pte Ltd	End of June	12,000.00	8,400.00	3,600.00	30.00

National Industrial Pte Ltd	End of July	16,000.00	11,200.00	4,800.00	30.00

Fuji Xerox Singapore Pte Ltd	KC - On Hold	10,228.00	4,091.20	6,136.80	60.00

Fuji Xerox Singapore Pte Ltd	KC - On Hold	14,232.00	8,122.80	6,109.20	42.93

Fuji Xerox Singapore Pte Ltd	KC - On Hold	3,600.00	1,750.00	1,850.00	51.39

Fuji Xerox Singapore Pte Ltd	KC - On Hold	-	1,967.57	(1,967.57)	-

Singapore Health Services Pte Ltd	End of May	13,250.00	7,875.00	5,375.00	40.57

Singapore Health Services Pte Ltd		5,300.00	3,150.00	2,150.00	40.57

JSY Systems	End of June	34,342.50	24,039.75	10,302.75	30.00

JSY Systems	End of June	37,776.75	26,443.73	11,333.03	30.00

JSY Systems	End of July	20,605.50	14,423.85	6,181.65	30.00

JSY Systems	End of Oct	10,302.75	7,211.93	3,090.83	30.00

JSY Systems	Oct-08	22,895.00	16,026.50	6,868.50	30.00

JSY Systems	April/May	12,375.00	8,662.50	3,712.50	30.00

Brady Corporation Asia Pte Ltd	WF- TBA	-	2,624.80	(2,624.80)	100.00

National Trades Union Congress	WF- TBA	5,400.00	2,100.00	3,300.00	61.11

DMG & Partners Securities Pte Ltd		3,034.00	-	3,034.00	100.00

Fuji Xerox Singapore Pte Ltd	April/May	6,963.00	573.20	6,389.80	91.77

Fuji Xerox Singapore Pte Ltd	April/May		3,640.00	(3,640.00)	-

Kodak (Hong Kong) Limited		28,443.75	11,377.50	17,066.25	60.00

Kodak (Hong Kong) Limited		28,443.75	11,377.50	17,066.25	60.00

Bioskin Holdings Pte Ltd	IM - JW advise job not done yet	2,400.00	1,680.00	720.00	30.00

Obtech Asia Pacific Pte Ltd		1,500.00	1,050.00	450.00	30.00

Hewlett-Packard Singapore (Sales) Pte Ltd		1,875.00	1,312.50	562.50	30.00

Lee & Lee Advocates & Solicitors		62,640.00	59,265.00	3,375.00	5.39

Lee & Lee Advocates & Solicitors		-	3,600.00	(3,600.00)	-

Customer Name	Bill Date	Invoice	Cost	Profit	GP

Fuji Xerox Singapore Pte Ltd	June' 07	12,083.00	5,238.80	6,844.20	56.64

Fuji Xerox Singapore Pte Ltd	June' 07	9,060.00	6,570.00	2,490.00	27.48

Fuji Xerox Singapore Pte Ltd	June' 07	2,320.00	942.40	1,377.60	59.38

Fuji Xerox Philippines		24,573.00	5,419.60	19,153.40	77.94

Fuji Xerox Philippines		5,200.00	3,600.00	1,600.00	30.77

Fuji Xerox Philippines		3,944.00	1,580.80	2,363.20	59.92

S&I Systems Pte Ltd		250.00	706.90	(456.90)	-

S&I Systems Pte Ltd		5,950.00	2,450.00	3,500.00	58.82

Calyon, Singapore Branch		27,787.00	24,144.57	3,642.43	13.11

Calyon, Singapore Branch		5,970.00	5,157.80	812.20	13.60

Calyon, Singapore Branch		4,200.00	3,716.65	483.35	11.51

Institue of Molecular and Cell Biology		4,000.00	1,750.00	2,250.00	56.25

Institue of Molecular and Cell Biology		11,080.00	10,422.00	658.00	5.94

Fuji Xerox Singapore	End of May	13,295.00	6,720.80	6,574.20	49.45

Fuji Xerox Singapore	End of May	8,009.00	5,040.00	2,969.00	37.07

Fuji Xerox Singapore	End of May	696.00	304.00	392.00	56.32

IMC Shipping		3,750.00	1,750.00	2,000.00	53.33

Frank's Logistics Singapore Pte Ltd		2,950.00	1,050.00	1,900.00	64.41

DMG & Partners Securities Pte Ltd		3,900.00	3,185.00	715.00	18.33

DMG & Partners Securities Pte Ltd		6,750.00	5,700.00	1,050.00	15.56

DMG & Partners Securities Pte Ltd		25,300.00	24,640.00	660.00	2.61

DMG & Partners Securities Pte Ltd		19,550.00	8,050.00	11,500.00	58.82

DMG & Partners Securities Pte Ltd		3,000.00	2,100.00	900.00	30.00

SBS Transit Ltd		46.60	36.40	10.20	21.89

Kei Hin Multitrans (S) Pte Ltd		359.70	297.33	62.37	17.34

Panalpina World Transport (S) Pte Ltd (Regional)		11,597.00	10,265.00	1,332.00	11.49

Panalpina World Transport (S) Pte Ltd (Regional)		4,000.00	2,932.20	1,067.80	26.70

Agape Baptist Church		973.44	816.66	156.78	16.11

KSP Infosystems Pte Ltd		41,130.00	36,444.02	4,685.98	11.39

GFI Group Pte Ltd		4,650.00	4,096.40	553.60	11.91

TUV Rheinland Singapore Pte Ltd		415.00	362.50	52.50	12.65

TUV Rheinland Singapore Pte Ltd		40.00	36.00	4.00	10.00

Recap Investments Ltd		17,958.00	16,531.20	1,426.80	7.95

Recap Investments Ltd		7,500.00	4,200.00	3,300.00	44.00

Recap Investments Ltd		1,540.00	1,350.00	190.00	12.34

UE Support Services Pte Ltd		9,600.00	8,246.80	1,353.20	14.10

UE Support Services Pte Ltd		80.00	-	80.00	100.00

Customer Name	Bill Date	Invoice	Cost	Profit	GP

Rohm and Haas (China) Holding Co. Ltd		6,000.00	6,000.00	-	-

Rohm and Haas (China) Holding Co. Ltd		7,500.00	1,500.00	6,000.00	80.00

DBS Vickers Securities (S) Pte Ltd		4,717.00	1,103.52	3,613.48	76.61

DBS Vickers Securities (S) Pte Ltd		52,275.00	34,871.96	17,403.04	33.29

DBS Vickers Securities (S) Pte Ltd		22,909.00	7,000.00	15,909.00	69.44

Far East Organization		24,892.05	21,725.39	3,166.66	12.72

TOTAL BACKLOG (30th May 2007)		798,399.79	547,094.14	251,305.65

Schedule 4.16

Accounts recievables

Asiasoft Group
Consolidated Trade Debtors Aging Listing at 30th April 2007

Entity	Customer Code	Customers	0-30 Days (SGD)	31-60 Days (SGD)	61-90 Days (SGD)	91-120 Days (SGD)	121 Days and above (SGD)	Balance (SGD)

Asiasoft (S) Pte Ltd	ACC001	Accpac Software Int'l Pte Ltd	895.67					895.67
	ADD001	AddOn Systems Pte Ltd		2,063.25				2,063.25
	ADV001	Advanced Micro Devices (S)					(2,535.75)	(2,535.75)
	ADV002	Advanced Micro Devices Export S/B					0.58	0.58
	AIR002	Air Dynamics Pte Ltd	596.40	4,305.00				4,901.40
	AMD002	AMD Japan Ltd	(892.00)	899.05				7.05
	AMD007	AMD Far East Ltd - Hong Kong					254.24	254.24
	AMD008	Advance Micro Devices (S) Pte Ltd					4,290.49	4,290.49
	AMN001	Amnet Technology Pte Ltd		20,450.85			8,977.50	29,428.35
	ANR001	Anro Asia Pte Ltd		3,527.55				3,527.55
	APE001	Apex Logistic Pte Ltd					2,026.75	2,026.75
	ASI007	Asia Pacific Breweris Ltd (USD624.75)		955.24				955.24
	ASI009	Asia Information Technology Co Ltd					73,741.04	73,741.04
	ASS001	Assimilated Technologies (SGD14568)					14,568.00	14,568.00
	ASS001	Assimilated Technologies (USD2000)					3,403.40	3,403.40
	ATT001	Attrix Technology Pte Ltd					420.00	420.00
	AZU001	Azure Technologies Pte Ltd					525.00	525.00
	BIT001	BusinessIT Pte LTd	20,185.20					20,185.20
	BJS001	BJ Services Company (S'pore) Pte Ltd	3,150.00					3,150.00
	BOS001	Boston Scientific Pacific Pte Ltd (USD2362.50)		3,612.26				3,612.26
	BRA001	Brady Corporation Asia Pte Ltd (USD17010)		26,008.29				26,008.29
	CAR003	Caritor Asia (Singapore) Pte Ltd	10,290.00					10,290.00
	CHA001	Chanllenger Technologies Pte Ltd					(2,411.23)	(2,411.23)
	CHA002	Challenger Superstore					5,413.68	5,413.68
	CLI001	Clientserv Systems Technology					809.60	809.60
	CHO001	Cohesion Network Technologies Pte Ltd	2,764.13					2,764.13
	COM001	Compaq Computer Asia Pacific Pte Ltd					(3,605.00)	(3,605.00)
	CXR001	Cxrus Solutions Pte Ltd		4,042.50				4,042.50
	DAT001	Datawell Computer Systems					3,058.84	3,058.84
	DAT002	Datamat Public Company Ltd					7,569.00	7,569.00
	DAT004	Dataworks Solutions Pte Ltd		1,365.00				1,365.00
	DC	Diana Chee	189.00					189.00
	DEC002	DECA Systems Pte Ltd					32,087.10	32,087.10
	DEF001	Defence Science and Technology Agency		52,043.25				52,043.25
	DIF001	Difynet Technologies Pte Ltd (USD584.04)		893.00				893.00
	DIN001	Diner Club (Singapore) Pte Ltd					1,047.38	1,047.38
	DMG001	DMG & Partners Securities Pte Ltd		34,440.00			13.51	34,453.51
	DSM001	DSM Engineering Plastics Asia Pacific (USD1890)		2,889.81				2,889.81
	DSM003	DSM Elastomers Asia	1,014.30					1,014.30
	DSO001	DSO National Laboratories					1,138.15	1,138.15
	DYN001	Dynavest Pte Ltd	1,242.15					1,242.15

Entity	Customer Code	Customers	0-30 Days (SGD)	31-60 Days (SGD)	61-90 Days (SGD)	91-120 Days (SGD)	121 Days and above (SGD)	Balance (SGD)

	ENC001	Encentuate Pte Ltd	972.30					972.30
	ESYS001	eSys Technologies Pte Ltd (USD58800		8,990.52				8,990.52
	EVE001	Everest Capital Pte Ltd					(730.00)	(730.00)
	FAR001	Far East Organization Centre Pte Ltd					0.01	0.01
	FUJ003	Fuji Xerox Singapore Pte Ltd	99,801.45					99,801.45
	HAI001	Hainan Asia Pacific Brewery Co Ltd (USD2447.88)					3,848.07	3,848.07
	ABO001	HBO + EMTB Interiors Pte Ltd	9,268.35	2,971.50				12,239.85
	HEI002	Heineken Trading (Shanghai) Co Ltd (USD439.15)					696.93	696.93
	HEW001	Hewlett-Packard Singapore (Sales) Pte Ltd	1,429.14	38,850.00			9,292.50	49,571.64
	HIL001	Hin Leong Trading (Pte) Ltd					1,442.00	1,442.00
	HIL002	Hill & Knowlton (SEA) Pte Ltd					31.51	31.51
	IBIZ001	IBIZ Consulting Services Pte Ltd	3,360.00					3,360.00
	IMC002	Institute of Molecular and Cell Biology					380.00	380.00
	ING001	Ingram Micro Asia Ltd					78.75	78.75
	ING005	ING Real Estate Investment Management (USD5450.26)	6,881.11		1,404.30			8,285.41
	INS002	INSEAD (USD1050)		1,605.45				1,605.45
	INS006	Institute of Technical Education	3,013.50					3,013.50
	IPA001	IPACS E-Solutions (S) Pte Ltd (USD630)					990.36	990.36
	IPN001	IPN Managed IT Services					743.40	743.40
	ISS001	ISS Servisystem Pte Ltd		9,036.09				9,036.09
	JS001	JSY Systems	54,131.00		43,210.00			97,341.00
	JS001	JSY Systems (USD4966.80)	7,534.64					7,534.64
	KOD002	Kodak Hong Kong Ltd (USD171855)		262,766.30				262,766.30
	LAN003	Lantone Information Systems LLP (USD3360)	5,097.12					5,097.12
	LAS001	LaserResearch (S) Pte Ltd				27,369.09	8,400.00	35,769.09
	LEE002	Lee & Lee Advocates & Solicitors		65,772.00				65,772.00
	LIN001	Linnhoff Engineering Pte Ltd					12,643.38	12,643.38
	LIV001	Live Picture, Inc					4,591.86	4,591.86
	MAP001	Mapletree Investments Pte Ltd		36,701.70				36,701.70
	MCI001	Master Concept International Ltd (USD207690)			319,011.84			319,011.84
	MEN002	Mentor Media (Kunshan) Co Ltd					0.97	0.97
	MEN006	Mentor Media Taiwan Branch					0.90	0.90
	MIC001	MI Communications Pte Ltd		(11,004.53)			11,921.18	916.65
	NAT001	National Trade Union Congress			1,913.63	42.00	156.00	2,111.63
	NAT002	National Cancer Centre Singapore					(104.74)	(104.74)
	NAT004	National Kidney Foundation		1,417.50				1,417.50
	NAT006	National Industrial Gases Pte Ltd		12,075.00				12,075.00
	NCS001	NCS Pte Ltd		3,045.00				3,045.00
	NIP001	Nippon Paint (S) Co Pte Ltd	4,882.50					4,882.50

	NOK001	NOK Asia Company Pte Ltd	2,100.00	2,814.00	2,985.72			7,899.72
	NUC001	Nucleus Software Solutions Pte Ltd					0.02	0.02
	OAK001	Oakwell Corp Thailand Company					18,686.54	18,686.54
	OPE001	Open Technology Pte Ltd					(1,588.16)	(1,588.16)
	PAN001	Panalpina World Transport (S) Pte Ltd		698.25				698.25
	PER002	Peremex Pte Ltd	11,672.85	26,441.10			156,643.74	194,757.69
	PTK001	PT Kentech Indo Prima					(5,452.33)	(5,452.33)
	QCS001	Quantum Consultancy Services Pte Ltd			15,750.00			15,750.00
	RAB001	Rabobank International (USD819)						0.00
	REA001	ReadyMix Holdings International Pte Ltd (USD1417.50)		2,167.36				2,167.36

Entity	Customer Code	Customers	0-30 Days (SGD)	31-60 Days (SGD)	61-90 Days (SGD)	91-120 Days (SGD)	121 Days and above (SGD)	Balance (SGD)

	RIC002	Richee Engineering Enterprise Pte Ltd					104.48	104.48
	ROH005	Rohm & Haas Mgt Consulting Service					(1,500.00)	(1,500.00)
	S&I001	S&I Systems Pte Ltd (USD882)		1,348.58				1,348.58
	SAN002	Sankyu (S) Pte Ltd	4,368.00					4,368.00
	SCO001	Scope International (M) Sdn Bhd					150.00	150.00
	SHA001	Shanghai Asia Pacific Brewery Co Ltd					115.68	115.68
	SIN001	Singapore TelevisionTwelve Pte Ltd					40,185.82	40,185.82
	SIN014	Singapore Institute of Manufacturing					8,137.50	8,137.50
	SPB001	South Pacific Brewery Limited					(1,137.08)	(1,137.08)
	STA001	Standard Chartered Bank					4,659.81	4,659.81
	STA003	Standard Chartered Bank - Tampines					71.40	71.40
	STA005	Standard Chartered Bank					4,050.00	4,050.00
	STA006	STATSChipPac Ltd (USD11987.94)	18,185.70					18,185.70
	STE003	ST Electronics (Info-Software Systems) Pte Ltd		13,944.00				13,944.00
	TEM001	Temasek Holdings (Pte) Ltd					19,284.41	19,284.41
	THE002	The Commercial & Industrial Security Corp					61,950.00	61,950.00
	TIS001	Top Image Systems Ltd					2,009.55	2,009.55
	UIC001	UIC Asian Computer Services Pte Ltd	2,548.35					2,548.35
	UNI001	United Overseas Bank Ltd					9,030.00	9,030.00
	UNI005	Unicom Technology Pte Ltd					68.25	68.25
	UNI006	Unilever Asia Pte Ltd					257.50	257.50
	UOB002	United Overseas Bank Group (USD41989.96)		64,202.65				64,202.65
	VIE001	Vietnam Brewery Ltd	929.00				1,210.16	2,139.16
	WEB001	Web Synergies Pte Ltd					2,750.00	2,750.00
	WYE001	Wyeth Nutritionals (Singapore) Pte Ltd	3,150.00					3,150.00
	YCH001	YCH Group Pte Ltd				4,866.75		4,866.75
	Add:	Foreign exchange revaluation						6,880.01
	Less:	Unapplied deposit						(2,026.70)
	Add:	Input GST						211,457.28
	Less:	Provision for Doubtful Debts						(137,654.37)

ACME Solutions		Asta Systems Ltd		1,354.61				1,354.61
		BEA					3,608.40	3,608.40
		CASIO Computer (Hong Kong) Ltd	3,880.00					3,880.00

		China Construction Bank Corporation - HongKong Branch	8,321.82					8,321.82
		CITIC Ka Wah Bank Limited		20,393.64			8,113.08	28,506.72
		Computer and Technologies Solution	5,820.00					5,820.00
		CUHK	693.26					693.26
		Exel Consolidation Services Ltd	3,892.88					3,892.88
		HKSAR - Hong Kong Housing Authority		2,910.00				2,910.00
		The Hong Kon and China	1,746.00					1,746.00

AS Shanghai							43,983.75	43,983.75
			150,920.00				0.00	150,920.00
							56,350.00	56,350.00
							54,963.53	54,963.53
			73,500.00				3,528.00	77,028.00

		Total for Trade Debtors	527,533.83	725,995.77	384,275.49	32,277.84	695,409.41	2,444,148.55

Schedule 4.17 (a)

Tax returns not filed

SCHEDULE 4.26

Research and Development Grants

Jurisdiction	Asiasoft Entity	Grant details	Comments
Singapore	Asiasoft (S) Pte Ltd	Infocomm Development Authority of Singapore grant to Asiasoft (S) Pte Ltd. of S$317,736 in relation to the Infocomm Enterprise Scheme	To qualify for the grant, Asiasoft (S) Pte Ltd has from 1 October 2006 to 31 March 2008 to complete the project that was stated in their application for the grant.
Singapore	Asiasoft (S) Pte Ltd	Economic Development Board (Industry Promotion Division) grant to Asiasoft (S) Pte. Ltd. of S$482,000 in relation to the Innovation Development Scheme	To qualify for the grant, Asiasoft (S) Pte Ltd has from 1 September 2004 to 31 August 2006 to complete the project that was stated in their application for the grant.

Exhibit 3.2(o)

WAIVER, RELEASE AND INDEMNIFICATION UNDERTAKING

I, __________________ [NAME], the holder of _________ [COUNTRY] passport No. __________/Company Registration No._____________, as a ____________ of __________________ (the “Company”), hereby declare and acknowledge as follows:

1.	On __________ 2007 I shall transfer my shares in (the "Company") to __________________ [NAME OF TRANSFEREE] ("Termination Date"). (if applicable)

2.	Not later than the Termination Date (_______), I shall return to the Company any and all documents and/or other materials in my possession relating to the Company and its business.

3.	I hereby release the Company and/or its directors, employees, shareholders, subsidiaries, affiliates and agents from any and all liability towards me and waive any and all rights or claims that I may have in relation to any obligations or liabilities the abovementioned entities may at present or in the future have towards me of any type whatsoever, resulting in any way from my being a shareholder or officer of the Company or any subsidiary or affiliate of the Company, including but not limited to any amounts owing, if applicable, for dividends, shareholders' loans, and any and all other amounts which may be owed to me whether by effect of law and/or agreement and/or custom. I hereby assign to the Company or to any third party, as shall be instructed by the Company, any amount owed to me by the Company and undertake to sign and execute any document and instrument require to give effect to the releases, waivers and assignment granted hereunder.

4.	I hereby undertake not to use for my own benefit or disclose to any third parties any Company information, data or material which is not in the public domain including, without limitation, trade secrets and other proprietary information, business/financial data or plans, sales/customer data, development plans and this Agreement or any of the terms hereof.

In witness whereof I have set my seal this day _____________ 2007

_____________________
Name

Exhibit 8.2(c)

ASIASOFT GLOBAL PTE. LTD.

COMPLIANCE CERTIFICATE

The undersigned, Alex Toh Kian Hong (NRIC: 7607980C) hereby certify as follows:

1.	The undersigned Alex Toh Kian Hong is the duly appointed Chief Executive Officer of Asiasoft Global Pte. Ltd (the "Company"), incorporated under the laws of Singapore.

2.	The representations and warranties of the Company set forth in the Stock Purchase Agreement between the Company (and other parties) and Top Image Systems Ltd dated _______________ (the "SPA") continue to be true and correct in all material respects.

3.	The Company has fulfilled all the conditions precedent to the Closing as set forth in the SPA.

4.	There has been no material adverse change in the business, operations, properties, assets or financial condition of the Company since the date of the SPA.

Signed:

Alex Toh Kian Hong

Exhibit 8.2(e)(1)

TRANSFER

        I , PC Holdings Pte Ltd of [address],

hereinafter called the Transferor

In consideration of the Sum of US$980,000.00

paid by Top Image Systems Limited of [address]

hereinafter called the said Transferee

Do hereby bargain, sell, assign, and transfer to the said Transferee Fifty-one (51) Ordinary Shares fully paid in the undertaking called Asiasoft Global Pte. Ltd.,

To hold unto the said Transferee, its Executors, Administrators, and Assigns subject to several conditions on which I held the same immediately before the execution hereof; and the said Transferee, do hereby agree to accept the said Fifty-one Ordinary Shares subject to the conditions aforesaid.

As Witness our Hands this             day of              in the year of our Lord Two Thousand and Seven (2007).

Signed by the above named Transferor	)
in the presence of :-)
Signature:	)
Address:	)
Occupation:	) ___________________________________

Signed by the above named Transferee	)
in the presence of :-)
Signature:	)
Address:	)
Occupation:	) ___________________________________

Exhibit 8.2(g)

RESIGNATION, WAIVER AND RELEASE UNDERTAKING
BY RESIGNING DIRECTOR

I, __________________ [NAME], the holder of _________ [COUNTRY] passport No. __________, as a director of __________________ (the "Company"), hereby declare and acknowledge as follows:

1.	On __________ 2007 I shall cease to serve as a director of the Company and shall (if applicable) terminate any and all relationship I had or currently have with the Company, whether as an employee, consultant, director or otherwise ("Termination Date").

2.	Not later than the Termination Date, I shall return to the Company any and all documents and/or other materials in my possession relating to the Company, its subsidiaries and affiliates and their business.

3.	I hereby release the Company and/or its directors, employees, shareholders, subsidiaries, affiliates and agents from any and all liability towards me and waive any and all rights and claims that the abovementioned entities may at present or in the future have towards me, of any type whatsoever, resulting in any way from my employment with and/or service (in any form or manner) to the Company, including but not limited to any amounts owing as salary or incentive compensation of any kind, fees of any kind (including in particular directors' fees and consultancy fees), annual leave, recuperation pay, pension payments, severance pay, travel, reimbursement of expenses, and any and all other amounts which may be owed to me whether by effect of law and/or agreement and/or custom.

4.	I hereby undertake not to use for my own benefit or disclose to any third parties any Company information, data or material which is not in the public domain including, without limitation, trade secrets and other proprietary information, business/financial data or plans, sales/customer data, development plans and this Agreement or any of the terms hereof.

5.	I also acknowledge that my continuing exposure to the Company's trade secrets during the course of my employment and/or service (if applicable) has had an indelible effect on my memory and, were I to work in competition with the Company, I would inevitably exploit such trade secrets. In light of the above, I hereby undertake that for a period of 18 months from the date hereof I shall not compete with the Company and its subsidiaries and affiliates in any area of its business, and in particular shall refrain from approaching and/or having any business relations in any capacity whatsoever, directly or indirectly, with any of the employees, clients or suppliers of the Company (including their affiliates and subsidiaries). I further declare that I am aware that any breach of the above undertaking would cause the Company irreparable harm and I therefore undertake, without derogating from any other rights the Company may have against me, to fully compensate the Company for any such damage caused as a result of any such breach of my undertaking.

In witness whereof I have set my seal this day _____________ 2007

_____________________
Name